                                                                    EXHIBIT 10.1


                               INDUSTRIAL LEASE
                               ----------------
                             (Single Tenant; Net)


     THIS LEASE is made as of the ___________ day of _______________________ ,
19__, by and between IRVINE TECHNOLOGY PARTNERS III, a California general partnership, hereafter called "Landlord," and STANDARD PACIFIC CORP., a Delaware corporation, hereinafter called "Tenant."


                      ARTICLE I.  BASIC LEASE PROVISIONS


     Each reference in this Lease to the "Basic Lease Provisions" shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.


1.   Premises:  The Premises are more particularly described in Section 2.1.

     Address of Building:  15326 Alton Parkway, Irvine, CA  92618


2.   Project Description (if applicable):  Alton/Technology


3. Use of Premises: General office, mortgage banking office and design center.


4.   Estimated Commencement Date: March 1, 2000


5. Lease Term: One Hundred Twenty (120) months, plus such additional days as may be required to cause this Lease to terminate on the final day of the calendar month.


6. Basic Rent: Forty Four Thousand Six Hundred Ninety-One Dollars ($44,691.00) per month, based on $1.37 per rentable square foot.

     Basic Rent is subject to adjustment as follows:

     Commencing twenty-four (24) months following the Commencement Date, the Basic Rent shall be Forty Seven Thousand Nine Hundred Fifty-Three Dollars ($47,953.00) per month, based on $1.47 per rentable square foot.

     Commencing forty-eight (48) months following the Commencement Date, the Basic Rent shall be Fifty One Thousand Two Hundred Fifteen Dollars ($51,215.00) per month, based on $1.57 per rentable square foot.

     Commencing seventy-two (72) months following the Commencement Date, the Basic Rent shall be Fifty Four Thousand Four Hundred Seventy-Seven Dollars ($54,477.00) per month, based on $1.67 per rentable square foot.

     Commencing ninety-six (96) months following the Commencement Date, the Basic Rent shall be Fifty Seven Thousand Seven Hundred Thirty-Nine Dollars ($57,739.00) per month, based on $1.77 per rentable square foot.


7.   Guarantor(s):  None


8.   Floor Area of Premises:  approximately 32,621 rentable square feet


9.   Security Deposit: None


10.  Broker(s):  None


11.  Additional Insureds: Insignia\ESG of California, Inc.



12.  Address for Payments and Notices:

     LANDLORD                                 TENANT

     INSIGNIA\ESG OF CALIFORNIA, INC.         STANDARD PACIFIC CORP.
     1 Ada, Suite 270                         15326 Alton Parkway
     Irvine, CA 92618                         Irvine, CA  92618

     with a copy of notices to:
     IRVINE INDUSTRIAL COMPANY
     P.O. Box 6370
     Newport Beach, CA  92658-6370
     Attn:  Vice President, Industrial Operations


13.  Tenant's Liability Insurance Requirement:  $2,000,000.00


14. Vehicle Parking Spaces: One Hundred Thirty (130) on an unassigned and unreserved basis, except that upon Tenant's request, Landlord shall designate ten (10) of said spaces (in a location in close proximity to the Building's main entry) which shall be marked "visitor".

                             ARTICLE II.  PREMISES


     SECTION 2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the premises shown in Exhibit A (the "Premises"), including the
                                    ---------
building identified in Item 1 of the Basic Lease Provisions (which together with the underlying real property, is called the "Building"), and containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions. The Premises is a portion of the project shown in Exhibit Y (the "Project").
                                                  ---------

     SECTION 2.2. ACCEPTANCE OF PREMISES. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises or the Building or the suitability or fitness of either for any purpose, including without limitation any representations or warranties regarding zoning or other land use matters, and that neither Landlord nor any representative of Landlord has made any representations or warranties regarding (i) what other tenants or uses may be permitted or intended in the Building and the Project, or (ii) any exclusivity of use by Tenant with respect to its permitted use of the Premises as set forth in Item 3 of the Basic Lease Provisions. Tenant further acknowledges that neither Landlord nor any representative of Landlord has agreed to undertake any alterations or additions or construct any improvements to the Premises except as expressly provided in this Lease. The taking of possession or use of the Premises by Tenant for any purpose other than early entry in accordance with the Work Letter shall conclusively establish that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for (i) those matters which Tenant shall have brought to Landlord's attention on a written punch list, which list shall be limited to any items required to be accomplished by Landlord under the Work Letter attached as
Exhibit X, and shall be delivered to Landlord within thirty (30) days after the
---------
term ("Term") of this Lease commences as provided in Article III below, and (ii) Landlord's other obligations contained in this Lease, including without limitation, the responsibilities contained in Section 2.4 hereof. Nothing contained in this Section shall affect the commencement of the Term or the obligation of Tenant to pay rent. Landlord shall diligently complete all punch list items of which it is notified as provided above.

     SECTION 2.3. BUILDING NAME AND ADDRESS. Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant's corporate or trade name. Landlord shall have the right to change the name, address, number or designation of the Building or Project without liability to Tenant.

     SECTION 2.4.  LANDLORD'S RESPONSIBILITIES.

     (a) Landlord shall correct, repair or replace, at Landlord's sole cost and expense and not as a Building Cost, any non-compliance of the Building exterior, the Tenant Improvements and the Common Areas with all applicable building permits and codes in effect as of the Commencement Date, including without limitation, the provisions of Title III of the Americans With Disabilities Act ("ADA") in effect as of the Commencement Date. Said costs of compliance shall be Landlord's sole cost and not a Building Cost. Landlord shall correct, repair or replace any non-compliance of the Building exterior, the Tenant Improvements and the Common Areas with any revisions or amendments to the ADA in effect after the Commencement Date, provided that the amortized cost of such repairs or replacements (amortized over the useful life thereof using a market cost of funds reasonably determined by Landlord) shall be included as Building Costs payable by Tenant. All other ADA compliance issues which pertain to the Premises, including without limitation, in connection with Tenant's construction of any alterations or other improvements in the Premises (and any resulting ADA compliance requirements in the Common Areas) and the operation of Tenant's business and employment practices in the Premises, shall be the responsibility of Tenant at its sole cost and expense. The repairs, corrections or replacements required of Landlord or of Tenant under the foregoing provisions of this Section 2.4(a) shall be made promptly following notice of non-compliance from any applicable governmental agency.

     (b) Landlord warrants to Tenant: (i) that the roof, plumbing, fire sprinkler system, lighting, heating, ventilation and air conditioning systems and electrical systems serving the Premises and the Tenant Improvements (except for punch list items) shall be in good operating condition on the Commencement Date, and shall be free from defects in workmanship or materials during the initial twelve (12) months of the Term, and (ii) that the Building shall be free of latent defects in the construction thereof during the initial twelve (12) months of the Term. In the event Tenant notifies Landlord of a non-compliance with such warranty on or before the expiration of the sixth (6th) month of the Term, then Landlord shall promptly rectify any noncompliance at Landlord's sole cost and not as a Building Cost. Further, in connection with the construction of the Tenant Improvements pursuant to the Work Letter, Landlord shall obtain customary warranties and guaranties from the contractor(s) performing such work and/or the manufacturers of equipment installed therein, but shall be under no obligation to incur additional expense in order to obtain or extend such warranties. If Tenant is required to make repairs to any component of the Premises or any of its systems not covered by the Landlord's warranty contained in this Section 2.4(b) but for which Landlord has obtained a contractor's or manufacturer's warranty, then Landlord shall, upon request by Tenant, use its good faith efforts to pursue its rights under any such warranties for the benefit of Tenant. Tenant's acceptance of the Premises shall be subject to the foregoing and to the provisions of this Lease regarding delivery of possession and completion by Landlord of all punch-list items.

     (c) Landlord shall, during the initial 120-month Term of this Lease, correct, repair or replace, at Landlord's sole cost and not as a Building Cost, any failure of the roof, foundations, footings and load-bearing walls of the Building. The foregoing obligation, however, shall not apply to the extent any such failure is caused by the negligence or improper use of such structural components by Tenant, its employees, agents, contractors, licensees or invitees, in which case Tenant shall be responsible for the reasonable costs of such corrections, repairs and/or replacements. The corrections, repairs or replacements required of Landlord or of Tenant in the preceding sentences of this Section 2.4(c) shall be made promptly following notice from the other party.

                              ARTICLE III.  TERM


     SECTION 3.1. GENERAL. The Term shall be for the period shown in Item 5 of the Basic Lease Provisions. Subject to the provisions of Section 3.2 below, the Term shall commence ("Commencement Date") on the earlier of (a) the date upon which all relevant governmental authorities have approved the Tenant Improvements in accordance with applicable building codes, as evidenced by the issuance of a temporary or final certificate of occupancy from the City of Irvine for the Premises (but in no event earlier than the Estimated Commencement Date), or (b) the date Tenant acquires possession or commences use of the Premises for any purpose other than Tenant's right of early entry pursuant to the provisions of Article I.H of the Work Letter attached hereto. Within ten (10) days after possession of the Premises is tendered to Tenant, the parties shall memorialize on a form provided by Landlord the actual Commencement Date and the expiration date ("Expiration Date") of this Lease. Tenant's failure to execute that form shall not affect the validity of Landlord's determination of those dates.

     SECTION 3.2. DELAY IN POSSESSION. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent and the Commencement Date shall not occur until Landlord delivers possession of the Premises and the Premises are in fact available for Tenant's occupancy with any Tenant Improvements that have been approved as per
Section 3.1(a) above, except that if Landlord's failure to so deliver possession on the Estimated Commencement Date is attributable to any action or inaction by Tenant (including without limitation any Tenant Delay described in the Work Letter, if any, attached to this Lease), then the Commencement Date shall not be advanced to the date on which possession of the Premises is tendered to Tenant, and Landlord shall be entitled to full performance by Tenant (including the payment of rent) from the date Landlord would have been able to deliver the Premises to Tenant but for Tenant's delay(s).

     SECTION 3.3.  RIGHT TO EXTEND THIS LEASE.   Provided that Tenant is not in
default of any monetary covenant of this Lease (including without limitation the obligation to pay Basic Rent and/or Operating Expenses) or of any material non-monetary Lease covenant following written notice to Tenant and the expiration of the applicable cure period either at the time of exercise of the extension right granted herein or at the time of the commencement of such extension, and provided further that Tenant (and/or a "Tenant Affiliate" as defined in Section
9.4 of this Lease) is occupying at least fifty percent (50%) of the floor area of the Premises and has not assigned its interest in this Lease except to a Tenant Affiliate, then Tenant may extend the Term for two (2) successive periods of sixty (60) months each. Tenant shall separately exercise its right to extend the Term by and only by delivering to Landlord, not less than nine (9) months or more than fifteen (15) months prior to the expiration date of the original or extended Term, as the case may be, Tenant's irrevocable written notice of its commitment to extend (the "Commitment Notice"). The Basic Rent payable under the Lease during any extension of the Term shall be determined as provided in the following provisions.

     If Landlord and Tenant have not by then been able to agree upon the Basic Rent for an extension of the Term, then within one hundred twenty (120) and ninety (90) days prior to the expiration date of the original or extended Term, as the case may be, Landlord shall notify Tenant in writing of the Basic Rent that would reflect the prevailing market rental rate for each 60-month renewal of comparable space in the Irvine Spectrum (together with any increases thereof during the extension period) as of the commencement of the extension period ("Landlord's Determination"). Should Tenant disagree with the Landlord's Determination, then Tenant shall, not later than twenty (20) days thereafter, notify Landlord in writing of Tenant's determination of those rental terms ("Tenant's Determination"). Within ten (10) days following delivery of the Tenant's Determination, the parties shall attempt to agree on an appraiser to determine the fair market rental. If the parties are unable to agree in that time, then each party shall designate an appraiser within ten (10) days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the fair market rental. Should each of the parties timely designate an appraiser, then the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair market rental for the Premises. If the appraisers are unable to agree upon the appointment of the third appraiser within ten (10) days following the designation of the second of said appraisers, then the third appraiser shall be appointed by JAMS upon the application of either party. Any appraiser designated hereunder shall have an MAI certification with not less than five (5) years experience in the valuation of commercial industrial buildings in Orange County, California.

     Within thirty (30) days following the selection of the appraiser and such appraiser's receipt of the Landlord's Determination and the Tenant's Determination, the appraiser shall determine whether the rental rate determined by Landlord or by Tenant more accurately reflects the fair market rental rate for the applicable 60-month extension of the Lease, as reasonably extrapolated to the commencement of the extension period. Accordingly, either the Landlord's Determination or the Tenant's Determination shall be selected by the appraiser
as the fair market rental rate for the extension period.   In making such
determination, the appraiser shall consider rental comparables for similarly improved space within the Irvine Spectrum with appropriate adjustment for location, quality of project, tenant improvements and other relevant factors such as tenant improvements allowances for renewals of existing tenancies, but the appraiser shall not attribute any factor for brokerage commissions in making its determination of the fair market rental rate. At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed fair market rental. The fees of the appraiser(s) shall be borne entirely by the party whose determination of the fair market rental rate was not accepted by the appraiser.

     Within twenty (20) days after the determination of the fair market rental, Landlord shall prepare an appropriate amendment to this Lease for the extension period, and Tenant shall execute and return same to Landlord within twenty

(20) days. Should the fair market rental not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

     If Tenant fails to timely exercise either of its rights granted in this
Section 3.3 to extend the Term, then such applicable right to extend the Term (and any subsequent right to extend the Term) shall be thereupon automatically extinguished, and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord. Any attempt to assign or transfer any right or interest created by this Section
3.3 other than to a "Tenant Affiliate", shall be void from its inception. Tenant shall have no other right to extend the Term beyond the two successive sixty (60) month extension periods created by this Section 3.3. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this Section 3.3.


                   ARTICLE IV.  RENT AND OPERATING EXPENSES


     SECTION 4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset, Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions. Any rental adjustment shown in Item 6 shall be deemed to occur on the specified monthly anniversary of the Commencement Date, whether or not that date occurs at the end of a calendar month. The rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term. No demand, notice or invoice shall be required for the payment of Basic Rent. An installment of rent in the amount of one (1) full month's Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions shall be delivered to Landlord concurrently with Tenant's execution of this Lease and shall be applied against the Basic Rent first due hereunder.

     SECTION 4.2.  OPERATING EXPENSES.

          (a) Tenant shall pay to Landlord, as additional rent, "Building Costs" and "Property Taxes," as those terms are defined below, incurred by Landlord in the operation of the Building and Project. For convenience of reference, Property Taxes and Building Costs shall be referred to collectively as "Operating Expenses".

          (b) Commencing prior to the start of the first full "Expense Recovery Period" (as defined below) of the Lease, and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Operating Expenses for the Expense Recovery Period. Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, with Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay cost reimbursements at the rates established for the prior Expense Recovery Period, if any; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued cost reimbursements based upon the new estimate. For purposes hereof, "Expense Recovery Period" shall mean every twelve month period during the Term (or portion thereof for the first and last lease years) commencing July 1 and ending June 30.

          (c) Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual or prorated Operating Expenses incurred by Landlord during the period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant's estimated payments, if any, to Tenant's actual owed amounts as shown by the annual statement. Any delay or failure by Landlord in delivering any statement hereunder shall not constitute a waiver of Landlord's right to require Tenant to pay Operating Expenses pursuant hereto. Any amount due Tenant shall be credited against installments next coming due under this Section 4.2, and any deficiency shall be paid by Tenant together with the next installment. If Tenant has not made estimated payments during the Expense Recovery Period, any amount owing by Tenant pursuant to subsection (a) above shall be paid to Landlord in accordance with Article XVI. Should Tenant fail to object in writing to Landlord's determination of actual Operating Expenses within twelve (12) months following delivery of Landlord's expense statement, Landlord's determination of actual Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties and any future claims to the contrary shall be barred.

              Landlord agrees that it will maintain complete and accurate records of all costs, expenses and disbursements paid or incurred by Landlord, its employees, agents and/or contractors, with respect to the Operating Expenses in accordance with generally accepted accounting principles, consistently applied. Such records shall be kept until one (1) year after the end of the Term, as it may be extended. Landlord shall provide in reasonable detail the calculation of Operating Expenses. Provided Tenant is not then in default of any monetary covenant of this Lease (including, without limitation, the obligation to pay Basic Rent and/or Operating Expenses) or of any material non-monetary covenant following written notice and the expiration of the applicable cure period, Tenant shall have the right to cause a trained accountant to audit the Operating Expenses. In no event, however, shall such accountant be compensated by Tenant on a "contingency" basis, or on any other basis tied to the results of said audit. Tenant shall give notice to Landlord of Tenant's intent to audit, if at all, within twelve (12) months after Tenant's receipt of Landlord's expense statement which sets forth Landlord's actual Operating Expenses. Such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where the records are maintained. If Tenant's audit determines that actual Operating Expenses have been overstated by more than four percent (4%), then subject to Landlord's right to review and/or contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit. Tenant's rent shall be appropriately adjusted to reflect the reimbursement to Tenant of any overstatement in Operating Expenses. In the event of a dispute between Landlord and Tenant regarding the results of such audit, either party may elect to submit the matter for binding arbitration with JAMS/ENDISPUTE or its successor in Orange County, California.

              All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement, or adjustment reached between Landlord and Tenant as a result thereof, shall be held in strict confidence and, except as may be required by law or pursuant to litigation and except for inadvertent disclosures despite Tenant's reasonable efforts to keep the disclosed information confidential, shall not be disclosed to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees. Landlord may require Tenant's auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit. In the event of a violation of this confidentiality covenant in connection with any audit, then in addition to any other legal or equitable remedy available to Landlord, Tenant shall have no further audit rights under this Lease.

          (d) Even though the Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Operating Expenses for the Expense Recovery Period in which the Lease terminates, Tenant shall upon notice pay the entire increase due over the estimated expenses paid. Conversely, any overpayment made in the event expenses decrease shall be rebated by Landlord to Tenant.

          (e) If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated expenses for the year, then the estimate of Operating Expenses shall be increased for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to the increase. Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, and the month for which the payments are due. Tenant shall pay the increase to Landlord as a part of Tenant's monthly payments of estimated expenses as provided in paragraph (b) above, commencing with the month in which effective.

          (f) The term "Building Costs" shall include all expenses of operation and maintenance of the Building and of the Building's proportionate share of the Common Areas (determined as the rentable square footage of the Building divided by the rentable square footage of all space in the Project), to the extent such expenses are not billed to and paid directly by Tenant, and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums or reasonable premium equivalents should Landlord elect to self-insure any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; heat; light; power; air conditioning; supplies; materials; equipment; tools; the cost of any environmental, insurance, tax or other consultant utilized by Landlord in connection with the Building and/or Project; establishment of reasonable reserves for replacements and/or repair of the Building and/or Common Area improvements (if applicable), equipment and supplies (provided that Building Costs shall not include both reserves and amortized payments for the same items for concurrent time periods); costs incurred in connection with compliance of any laws or changes in laws applicable to the Building or the Project (provided that, except for laws or changes in laws that pertain particularly to Tenant or to Tenant's particular use of the Premises [which shall be the sole responsibility of Tenant at its cost], to the extent such laws or change in laws require expenditures of a "capital" nature [as determined by generally accepted accounting principles, consistently applied], then such "capital" expenditure shall be amortized [using a market cost of funds as reasonably determined by Landlord] over the useful life of such asset and only the amortized cost thereof shall be includable in Building Costs during the remaining Term of the Lease); the cost of any capital investments (other than tenant improvements for specific tenants), after application of any previously established reserves for such capital investments, to the extent of the amortized amount thereof over the useful life of such capital investments calculated at a market cost of funds, all as determined by Landlord in accordance with generally accepted accounting principles, consistently applied, for each such year of useful life during the Term; costs associated with the maintenance, repair and replacement of any intraBuilding and/or intraProject telecommunications cable or conduit; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord's personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2, and 10.2; and a reasonable and commercially competitive overhead/management fee for the professional operation of the Building and Project. Notwithstanding anything to the contrary contained herein, the amount of such overhead/management fee to be charged to Tenant shall be determined by multiplying the actual fee charged (which from time to time may be with respect to the entire Project, a portion of the Project only, the Building only, or the Project together with other properties owned by Landlord and/or its affiliates) by a fraction, the numerator of which is the floor area of the Premises (as set forth in Item No. 8 of the Basic Lease Provisions) and the denominator of which is the total square footage of space charged with such
fee actually leased to tenants (including Tenant).   It is understood that
Building Costs shall include competitive charges for direct services provided by any subsidiary or division of Landlord.

              Notwithstanding the provisions of this Section 4.2 to the contrary, Operating Expenses shall not include any cost or expense identified as the responsibility of Landlord and not an Operating Expense or a Building Cost by the express terms of this Lease, and shall not include any of the following:

     (i) Leasing commissions, attorneys' fees, costs, disbursements and other expenses incurred by Landlord or its agents in connection with negotiations for leases with tenants, other occupants or prospective tenants or other occupants of the Project, or in connection with disputes with and/or enforcement of any lease with tenants, other occupants, or prospective tenants or other occupants of the Project;


     (ii) "Tenant allowances", "tenant concessions", work letter payments, and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturizing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Project, or vacant, leasable space in the Project, including space planning/interior design fees for same;

     (iii)   Depreciation;

     (iv) Services, items and benefits for which Tenant or any other tenant or occupant of the Project specifically reimburses Landlord or for which Tenant or any other tenant or occupant of the Project pays third persons, or services, items or benefits which are made available to other tenants of the Project and not made available to Tenant;

     (v) Costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord of any terms and conditions of this Lease, that would not have incurred but for such violation by Landlord;

     (vi) Penalties for late payment of any Operating Expenses by Landlord, including, without limitation, with respect to taxes, equipment leases, etc.;

     (vii) Payments in respect of overhead and/or profit to any subsidiary or affiliate of Landlord, as a result of a non-competitive selection process, for services (other than the management fee) on or to the Project, or for goods, supplies or other materials, to the extent that the costs of such services, goods, supplies or materials exceed the costs that would have been paid if the services, goods, supplies or materials had been provided by parties unaffiliated with Landlord, of similar skill, competence and experience, on a competitive basis;

     (viii) Payments of principal, finance charges or interest on debt or amortization on any deed of trust or other debt encumbering the Project, and rental payments (or increases in same) under any ground or underlying lease or leases encumbering the Project (except to the extent the same may be made to pay or reimburse, or may be measured by Property Taxes);

     (ix) Except for a management fee which is reasonable and commercially competitive for similar projects in the Irvine Spectrum area, costs of Landlord's general overhead and general administrative expenses (individual, partnership or corporate, as the case may be) and wages, salaries and other compensation and benefits (as well as adjustments thereto) of all employees and personnel of Landlord above the level of manager for the Project;

     (x)     Advertising and promotional expenses;

     (xi) Costs or expenses for the acquisition of sculpture, paintings or other works of art, but not the reasonable expenses of maintaining, repairing and insuring same;

     (xii) Costs for which Landlord is actually reimbursed by an insurance carrier or other sources;

     (xiii)  Contributions to political or charitable organizations;

     (xiv) Costs incurred in removing the property of former tenants and/or other occupants of the Project;

     (xv) Costs or fees relating to the defense of Landlord's title to or interest in the Building and/or the Project, or any part thereof; and

     (xvi) Costs of cleaning, remediation, removal, disposal, neutralization or other treatment of Hazardous Materials, except to the extent Tenant is responsible therein pursuant to the provisions of Section 5.3.

             (g) The term "Property Taxes" as used herein shall include the following: (i) all real estate taxes or personal property taxes, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, except that general net income and franchise taxes imposed against Landlord shall be excluded; and (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, "Mello Roos" districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Article VIII; and
(v) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings. Notwithstanding the foregoing, Tenant shall not be responsible for any increase in Property Taxes resulting from a change in ownership of the Project or the Building, which change in ownership shall occur prior to the Commencement Date of this Lease.
            -----

             (h) If Tenant reasonably believes that the amount of any real property tax is improper for any reason, Tenant may notify Landlord in writing of Tenant's desire that such real property taxes be contested or challenged by Landlord with the applicable taxing authority. Tenant shall indicate the basis for Tenant's contention that such taxes are improper in Tenant's notice to Landlord. Upon receipt of any such request from Tenant, Landlord shall promptly meet with Tenant to discuss whether or not it is appropriate, in Landlord's sole and absolute discretion, to initiate a challenge or contest of such taxes or to take no action with respect thereto. Landlord agrees that if Landlord is pursuing tax contests for other buildings within the Project, Landlord will also pursue such a contest for the Building if so requested by Tenant.

     SECTION 4.3. SECURITY DEPOSIT. Concurrently with Tenant's delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions, to be held by Landlord as security for the full and faithful performance of Tenant's obligations under this Lease (the "Security Deposit"). Subject to the last sentence of this Section, the Security Deposit shall be understood and agreed to be the property of Landlord upon Landlord's receipt thereof, and may be utilized by Landlord in its discretion towards the payment of all prepaid expenses by Landlord for which Tenant would be required to reimburse Landlord under this Lease, including without limitation brokerage commissions and Tenant Improvement costs. Upon any default by Tenant, including specifically Tenant's failure to pay rent or to abide by its obligations under Sections 7.1 and 15.3 below, whether or not Landlord is informed of or has knowledge of the default, the Security Deposit shall be deemed to be automatically and immediately applied, without waiver of any rights Landlord may have under this Lease or at law or in equity as a result of the default, as a setoff for full or partial compensation for that default. If any portion of the Security Deposit is applied after a default by Tenant, Tenant shall within five
(5) days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant fully performs its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest in this Lease) after the expiration of the Term, provided that Landlord may retain the Security Deposit to the extent and until such time as all amounts due from Tenant in accordance with this Lease have been determined and paid in full.


                               ARTICLE V.  USES


     SECTION 5.1. USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions, all in accordance with applicable laws and restrictions and pursuant to approvals to be obtained by Tenant from all relevant and required governmental agencies and authorities.
The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. Tenant, at its expense, shall procure, maintain and make available for Landlord's inspection throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Tenant's permitted use of the Premises. Tenant shall not do or knowingly permit anything to be done in or about the Premises which will in any way interfere with the rights of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not do or knowingly permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Building, the Project and/or their contents, and shall comply with all applicable insurance underwriters rules and the requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Except to the extent that Landlord is expressly responsible therefor under the terms of this Lease, Tenant shall comply at its expense with all present and future laws, ordinances, restrictions, regulations, orders, rules and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety requirements, whether or not Tenant's compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Notwithstanding the foregoing, to the extent that construction or rehabilitation is required in connection with the foregoing compliance, Landlord shall perform such construction or rehabilitation and the costs thereof, subject to the limitations on capital investments contained in Section 4.2(g), shall be considered as part of "Building Costs" (except to the extent that such compliance results from Tenant's use of the Premises that is unique to Tenant and different than a typical tenant of "flex tech" space [including, without limitation, ADA compliance by Tenant in connection with its business and employment practices in the Premises], in which event Tenant shall perform all required construction and/or rehabilitation at its sole cost and expense). Except to the extent that Landlord is expressly responsible therefor under the terms of this Lease, Tenant shall comply at its expense with: (i) all present covenants, conditions, easements or restrictions now affecting or encumbering the Building and/or Project, including without limitation the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions thereof, and (ii) with any amendments or modifications to such present covenants, conditions, easements or restrictions, or future covenants, conditions, easements or restrictions, which do not materially increase Tenant's obligations or materially decrease Tenant's rights hereunder. Tenant shall promptly upon demand reimburse Landlord for any additional insurance premium charged by reason of Tenant's failure to comply with the provisions of this Section, and shall indemnify Landlord from any liability and/or expense resulting from Tenant's noncompliance. Notwithstanding anything to the contrary contained in this Section 5.1, in the event Tenant's obligation for compliance with all future and present laws, ordinances, restrictions, regulations, orders, rules and requirements of all governmental authorities, and with all present and future covenants, conditions, easements or restrictions now or hereafter affecting or encumbering the Building and/or the Project, results in a "capital" improvement on Tenant's part (or Tenant's being obligated to reimburse Landlord for a "capital" improvement), Tenant shall only be responsible for the amortized cost of such "capital" improvement (amortized at a market cost of funds as reasonably determined by Landlord) over the useful life of said improvement during the Term except in the event each obligation for capital improvement is required due to Tenant's particular use of the Premises (in which case Tenants shall be fully responsible for the entire cost and installation of each "capital" investment).

     SECTION 5.2 SIGNS. Provided Tenant and/or a "Tenant Affiliate" continues to occupy at least fifty percent (50%) of the floor area of the Premises and has not assigned its interest in this Lease except to a Tenant Affiliate, then Tenant shall have the exclusive right to erect and maintain two (2) exterior "building-top" signs on the Building as described on EXHIBIT F attached hereto.
                                                     ---------
Except as provided in the foregoing or as otherwise approved in writing by Landlord, in its sole discretion, Tenant shall have no right to place, erect or maintain any signs, displays or other advertising materials on or about the Premises, the Building or the Project that are visible from the exterior of the Building. Except as provided in the first sentence of this Section 5.2, the size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord's written approval prior to installation (which approval may be withheld in Landlord's sole discretion), any covenants, conditions or restrictions encumbering the Premises, Landlord's signage program for the Project, as in effect from time to time and approved by the City in which the Premises are located ("Signage Criteria"), and any applicable municipal or other governmental permits and approvals. Tenant acknowledges having received and reviewed a copy of the current Signage Criteria for the Project. Tenant shall be responsible for the cost of any permitted sign, including the fabrication, installation, maintenance and removal thereof. If Tenant fails to maintain its sign, or if Tenant fails to remove same upon termination of this Lease and repair any damage caused by such removal, Landlord may do so at Tenant's expense. Tenant's exterior signage rights described in this Section 5.2 may be assigned in connection with an assignment of the Lease, provided that Landlord shall have the right of prior approval that such signage continues to comply with the Sign Criteria and the other revisions of this
Section 5.2, and provided further that any name or graphics proposed for such exterior signage will not materially devalue the Project in Landlord's sole and absolute discretion.

     SECTION 5.3  HAZARDOUS MATERIALS.

          (a) For purposes of this Lease, the term "Hazardous Materials" includes (i) any "hazardous materials" as defined in Section 25501(n) of the California Health and Safety Code, (ii) any other substance or matter which results in liability to any person or entity from exposure to such substance or matter under any statutory or common law theory, and (iii) any substance or matter which is in excess of permitted levels set forth in any federal, California or local law or regulation pertaining to any hazardous or toxic substance, material or waste.

          (b) Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises standard office products that may contain Hazardous Materials (such as photocopy toner, "White Out", and the like), provided however, that (i) Tenant shall maintain such products in their
       -------- -------
original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant's storage, use and disposal of all such products. Landlord may, in its sole discretion, place such conditions as Landlord deems appropriate with respect to any such Hazardous Materials, and may further require that Tenant demonstrate that any such Hazardous Materials are necessary or useful to Tenant's business and will be generated, stored, used and disposed of in a manner that complies with all applicable laws and regulations pertaining thereto and with good business practices. Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, generation, release, disposal or use of Hazardous Materials by Tenant on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Materials by Tenant on and from the Premises, and Tenant agrees that any costs incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord as additional rent hereunder upon demand; however, Tenant shall have no obligation to reimburse Landlord for any costs incurred in connection with any environmental consultant retained by Landlord pursuant to this Section unless Tenant shall be in default under this Section 5.3 and such costs are covered by Tenant's indemnity contained in this Section 5.3.

          (c) Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the "Environmental Questionnaire") in the form of Exhibit B attached
                                                             ---------
hereto. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date until the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials which were stored, generated, used, released and/or disposed of on, under or about the Premises for the twelve-month period prior thereto, and which Tenant desires to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period. In addition, to the extent Tenant is permitted to utilize Hazardous Materials upon the Premises, Tenant shall promptly provide Landlord with complete and legible copies of all the following environmental documents relating thereto: reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation of, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant's use, handling, storage, release and/or disposal of Hazardous Materials.

          (d) Landlord and its agents shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder at any time to determine whether Tenant is complying with the terms of this Section 5.3, and in connection therewith Tenant shall provide Landlord with full access to all relevant facilities, records and personnel. If Tenant is not in compliance with any of the provisions of this Section 5.3, or in the event of a release of any Hazardous Material on, under or about the Premises caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord's other rights and remedies under this Lease, to immediately enter upon the Premises without notice and to discharge Tenant's obligations under this Section 5.3 at Tenant's expense, including without limitation the taking of emergency or long-term remedial action. Landlord and its agents shall endeavor to minimize interference with Tenant's business in connection therewith, but shall not be liable for any such interference. In addition, Landlord, at Tenant's expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Tenant or its agents, employees, contractors, licensees or invitees of Hazardous Materials on, under, from or about the Premises.

          (e) If the presence of any Hazardous Materials on, under, from or about the Premises or the Project caused or permitted by Tenant or its agents, employees, contractors, licensees or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Premises or the Project, or
(iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and the Project and any other affected real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials. Notwithstanding the foregoing, Tenant shall not, without Landlord's prior written consent, take any remedial action in response to the presence of any Hazardous Materials on, under or about the Premises or the Project or any other affected real or personal property owned by Landlord or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however, Landlord's prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises or the Project or any other affected real or personal property owned by Landlord (i) imposes an immediate threat to the health, safety or welfare of any individual or (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord's consent before taking such action. To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord and any successors to all or any portion of Landlord's interest in the Premises and the Project and any other real or personal property owned by Landlord from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation attorneys' fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on- or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Building and the Project and any other real or personal property owned by Landlord caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, specifically including without limitation the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Building and the Project and any other real or personal property owned by Landlord, and the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease. If Landlord at any time discovers that Tenant or its agents, employees, contractors, licensees or invitees may have caused or permitted the release of a Hazardous Material on, under, from or about the Premises or the Project or any other real or personal property owned by Landlord, Tenant shall, at Landlord's request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord's approval, specifying the actions to be taken by Tenant to return the Premises or the Project or any other real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord's approval of such cleanup plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup such Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. The provisions of this subsection (e) shall expressly survive the expiration or sooner termination of this Lease.

          (f) Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Project known by Landlord to exist as of the date of this Lease, as more particularly described in EXHIBIT C attached hereto. Tenant shall have no liability or
             ---------
responsibility with respect to the Hazardous Materials facts described in EXHIBIT C, nor with respect to any Hazardous Materials which were not caused or
---------
permitted by Tenant, its agents, employees, contractors, licensees or invitees. Landlord shall take responsibility, at its sole cost and expense, for any governmentally-ordered clean-up, remediation, removal, disposal, neutralization or other treatment of Hazardous Materials conditions described in this Section 5.3(f). The foregoing obligation on the part of Landlord shall include the reasonable costs (including, without limitation, reasonable attorney's fees) of defending Tenant (with attorneys reasonably acceptable to Tenant) from and against any legal action or proceeding instituted by any governmental agency in connection with such clean-up, remediation, removal, disposal, neutralization or other treatment of such conditions, provided that Tenant promptly tenders such defense to Landlord. Tenant agrees to notify its agents, employees, contractors, licensees, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant's attention.

          (g) If the release of any Hazardous Materials on, under, from or about the Premises or the Project caused by Landlord, its authorized agents or employees, results in (i) injury to any person, or (ii) injury to or any contamination of the Premises or the Project at levels which require clean-up or remediation under applicable laws, Landlord, at its expense (which shall not be included in Operating Expenses), shall promptly take all actions necessary to return the Premises and the Project to the condition existing prior to the introduction of such Hazardous Materials, or to such condition as is satisfactory to all governmental agencies asserting jurisdiction, and to remedy or repair any such injury or contamination, including, without limitation, any clean-up, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials.

          (h) If the release of Hazardous Materials caused by Landlord, its authorized agents or employees, renders the Premises untenantable in whole or in part or results in Tenant being required to vacate the Premises in whole or in part pursuant to an order or requirement of any governmental agency or authority, then the Basic Rent, Operating

Expenses, insurance premiums, and other charges, if any, payable by Tenant hereunder for the period during which the Premises (or a portion thereof) remain so impaired shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired and for the period of such impairment. If the period of such impairment shall exceed two hundred seventy (270) days, Tenant shall have the right to terminate this Lease upon written notice to Landlord given within ten (10) days following the passage of such two hundred seventy (270) day period. Tenant's termination of the Lease pursuant to this Section 5.3(h) shall be effective as of the date of such notice.

          (i) In the event of any foreclosure of a mortgage or deed of trust encumbering the Building and/or the Project, the obligations on the part of Landlord contained in Sections 5.3(f) and (g) above shall be personal to Landlord and shall not be binding on nor inure against any lender acquiring the Building and/or the Project by foreclosure of its mortgage or deed of trust or deed in lieu of foreclosure, or any successor in interest to such lender.

          (j) Except as disclosed in Section 5.3(f) above (and/or as may otherwise be disclosed to Tenant in writing), Landlord represents that, to "Landlord's knowledge" (as hereinafter defined), there are no Hazardous Materials in or about the Premises which are in violation of any applicable federal, state or local law, ordinance or regulation. As used herein, "Landlord's knowledge" shall mean the actual knowledge, without duty of inquiry or investigation, of the current employees of Landlord responsible for Hazardous Materials compliance matters.


                      ARTICLE VI.  COMMON AREAS; SERVICES


     SECTION 6.1. UTILITIES AND SERVICES. Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for water, gas, electricity, sewer, heat, light, power, telephone, refuse pickup, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises, and no such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any rent due hereunder. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord.

          Notwithstanding the foregoing, if as a result of the actions of Landlord, its authorized agents or employees, for more than three (3) consecutive business days following written notice to Landlord there is no HVAC or electricity services to all or a portion of the Premises, or such an interruption of other essential utilities and building services, such as fire protection or water, so that all or a portion of the Premises cannot be used by Tenant, then Basic Rent (or an equitable portion of such Basic Rent to the extent that less than all of the Premises are affected) shall thereafter be abated until the Premises are again usable by Tenant; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant's purposes, as for example, bringing in portable air-conditioning equipment, then there shall not be an abatement of Basic Rent. Any disputes concerning the foregoing shall be submitted to and resolved by JAMS arbitration pursuant to Section 22.7 of this Lease. The foregoing provisions shall not apply in case of damage to, or destruction of, the Premises, which shall be governed by the provisions of
Article XI of the Lease.

     SECTION 6.2. OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate all Common Areas within the Project. The term "Common Areas" shall mean all areas which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common electrical rooms and roof access entries, common entrances and lobbies, elevators, and restrooms not located within the premises of any tenant.

     SECTION 6.3. USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with all rules and regulations as are prescribed from time to time by Landlord in a reasonable and non-discriminatory manner. Landlord shall operate, repair and maintain the Common Areas in a first-class manner comparable to other "flex tech" projects owned by Landlord in the Irvine Spectrum area, as Landlord may determine to be appropriate. All reasonable costs incurred by Landlord for the maintenance and operation of the Common Areas shall be included in Building Costs unless excluded under Section
4.2 or unless any particular cost incurred can be charged to a specific tenant of the Project. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain any use or occupancy, except as authorized by Landlord's rules and regulations or as otherwise expressly provided in this Lease. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant's operations. Except as otherwise expressly provided in this Lease, nothing in this Lease shall be deemed to impose liability upon Landlord for any damage to or loss of the property of, or for any injury to, Tenant, its invitees or employees. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reason deemed sufficient by Landlord, without liability to Landlord. Tenant shall not be required to comply with any rules and regulations for the Project other than those attached to this Lease unless such rules and regulations are commercially reasonable and nondiscriminatory in content and application. Landlord's exclusive control, operation, maintenance and repair of the Common Area shall be subject to Tenant's parking rights contained in Section 6.4 below and to all other limitations contained in this Lease. Landlord agrees that any temporary closure of any portion of the Common Areas shall not unreasonably interfere with Tenant's intended use of the Premises, nor its reasonable access to or parking for the Premises.

     SECTION 6.4. PARKING. Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 14 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned except as provided in said Item 14, on those portions of the Common Areas designated by Landlord for parking. Tenant shall not use more parking spaces than such number. All parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles (including limousines) or pickup trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant. Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas. There shall be no overnight parking of any vehicles of any kind unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner's expense. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole active negligence or willful misconduct of Landlord, its agents, servants and employees. Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas. Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to restrict parking by tenants, their officers, agents and employees to employee parking areas; and, subject to the limitations on changes and/or additions to the Common Areas contained in
Section 6.5 below, to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable. After the expiration of the initial 120-month Term of this Lease, Landlord shall have the right to enforce parking charges (by operation of meters or otherwise) if Landlord is then generally enforcing parking charges within its industrial "flex tech" lease portfolio in the Irvine Spectrum. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits. In no event shall Tenant interfere with the use and enjoyment of the parking area by other tenants of the Project or their employees or invitees. Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for 24-hour periods, is prohibited unless otherwise authorized by Landlord. Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant's employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage. Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas.

     SECTION 6.5. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Project, or to the attendant fixtures, equipment and Common Areas. Landlord may at any time relocate or remove any of the various buildings (other than the Building), parking areas, and other Common Areas, and may add buildings and areas to the Project from time to time. No change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable
access to or use of the Premises.   Notwithstanding the foregoing, no change by
Landlord to the Common Areas (including, without limitation, to the parking areas) shall: (i) materially impair access to and from the Premises from the parking areas, (ii) reduce the number or size of Tenant's parking spaces granted under this Lease, or (iii) otherwise unreasonably interfere with Tenant's access to and use of the Premises, the parking areas and the Common Areas adjacent to the Building in any material manner without Tenant's prior written consent, which shall not be unreasonably withheld.


                    ARTICLE VII.  MAINTAINING THE PREMISES


     SECTION 7.1. TENANT'S MAINTENANCE AND REPAIR. Tenant at its sole expense shall make all repairs necessary to keep the Premises in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear, including without limitation the electrical and mechanical systems, any air conditioning, ventilating or heating equipment which serves the Premises, all walls, glass, windows, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment; provided, however, Tenant shall have no obligation to repair, maintain or replace the roof, foundations, footings, structural systems, exterior glass, sky lights, sky light seals, window seals and vents, electrical, plumbing, sewer and other utility lines outside the Premises, landscaping, walkways, fencing, parking areas, exterior lighting or exterior surfaces of exterior walls of the Building, and washing of exterior windows, all of which obligations shall be the sole responsibility of Landlord as provided in and subject to the terms of Section 7.2 below. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. As part of its maintenance obligations hereunder, Tenant shall, at Landlord's request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for or on behalf of Tenant. Tenant shall obtain preventive maintenance contracts from a licensed heating and air conditioning contractor to provide for regular inspection and maintenance of the heating, ventilating and air conditioning systems servicing the Premises, all subject to Landlord's approval. All repairs shall be at least equal in quality to the original work, shall be made only by a licensed contractor approved in writing in advance by Landlord and shall be made only at the time or times approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord's standard requirements for contractors, as modified from time to time. The burden of proof shall be with Landlord to prove that any repairs or maintenance performed on behalf of Tenant by Landlord-approved contractors shall be inadequate. Landlord shall have the right at all times to inspect Tenant's maintenance of all equipment (including without limitation air conditioning, ventilating and heating equipment), and may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section
7.4 shall apply to all repairs. Alternatively, Landlord may elect to make any repair or maintenance required hereunder on behalf of Tenant and at Tenant's expense, and Tenant shall promptly reimburse Landlord for all costs incurred upon submission of an invoice.

     SECTION 7.2. LANDLORD'S MAINTENANCE AND REPAIR. Subject to Section 7.1 and Article XI, Landlord shall provide service, maintenance and repair with respect to the roof, foundations, and footings of the Building, all landscaping, walkways, parking areas, Common Areas, exterior lighting, the exterior surfaces of the exterior walls of the Building and all other portions of the exterior of the Building and the Common Areas, all exterior glass, sky lights, sky light seals, window seals and vents of the Building, electrical plumbing, sewer and other utility lines outside the Premises, landscaping, walkways, fencing, parking areas, and washing of exterior windows, and the structural, electrical and mechanical systems of the Building and all Common Area improvements within the Project, except that, subject to the waiver of subrogation contained in
Section 10.5 below, Tenant at its expense shall make all repairs which Landlord deems reasonably necessary as a result of the negligent act or omission of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord's affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord's expense or by rental offset. Tenant further understands that Landlord shall not be required to make any repairs to the roof, foundations, footings or structural, electrical or mechanical systems, unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. Subject only to Landlord's obligations expressly contained in this Lease, all costs of any maintenance and repairs on the part of Landlord provided hereunder shall be considered part of Building Costs.

     SECTION 7.3. ALTERATIONS. Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may make such alterations, additions or improvements to the Premises costing up to One Hundred Thousand Dollars ($100,000.00) for each calendar year of the Term (on a non-cumulative basis) without Landlord's consent, provided, however, that any alterations, additions or improvements which change the basic floor plan of the Premises, which change the structural or mechanical systems of the Premises, shall require Landlord's prior written consent, which shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in either of the foregoing sentences, however, no alterations, additions or improvements to the Premises shall: (i) affect the exterior of the Building or outside areas (or be visible from adjoining sites), or (ii) affect or penetrate any of the structural portions of the Building, including but not limited to the roof, or (iii) interfere in any manner with the proper functioning of or Landlord's access to any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building. Landlord may impose, as a condition to its consent, any requirements that Landlord in its discretion may deem reasonable or desirable, including but not limited to a requirement that all work be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time, and contractor for performance of the work. Tenant shall obtain all required permits for the work and shall perform the work in compliance with all applicable laws, regulations and ordinances, all covenants, conditions and restrictions affecting the Project, and the Rules and Regulations (hereafter defined). Tenant understands and agrees that Landlord shall be entitled to a supervision fee in the amount of three percent (3%) of the cost of any alterations, additions or improvements work which requires Landlord's consent thereto. If any governmental entity requires, as a condition to any proposed alterations, additions or improvements to the Premises by Tenant, that improvements be made to the Common Areas, and if Landlord consents to such improvements to the Common Areas, then Tenant shall, at Tenant's sole expense, make such required improvements to the Common Areas in such manner, utilizing such materials, and with such contractors (including, if required by Landlord, Landlord's contractors) as Landlord may reasonably require. Under no circumstances shall Tenant make any improvement which incorporates any Hazardous Materials, including without limitation asbestos-containing construction materials into the Premises. Any request for Landlord's consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Unless Landlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Premises (excluding moveable trade fixtures and furniture) shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, as provided in the next succeeding paragraph of this
Section 7.3, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any alterations, decorations, fixtures, additions, improvements and the like installed either by Tenant or by Landlord at Tenant's request and to repair any damage to the Premises arising from that removal. Except as otherwise provided in this Lease or in any Exhibit to this Lease, should Landlord make any alteration or improvement to the Premises for Tenant, Landlord shall be entitled to prompt reimbursement from Tenant for all costs incurred.

          As of the Expiration Date or earlier termination of the Term, Landlord shall have the right to require Tenant to remove any alterations, additions or improvements made subsequent to the Commencement Date, whether or not Landlord's consent therefor was required. Notwithstanding the foregoing, if at the time of requesting Landlord's consent for any such alterations, improvements or additions, Tenant shall request in writing whether or not Landlord shall require such alterations, improvements or additions to be removed as of the Expiration Date or earlier termination of this Lease, then Landlord's right to require Tenant to remove such alterations, improvements or additions shall be exercised, if at all, at the time of Landlord's approval thereof. Landlord and Tenant agree that Tenant shall have the right, upon expiration or termination of this Lease, to remove any and all phone systems, furniture, fixtures and other personal property which are not permanently affixed to the Premises or which may be removed without significant change to the Premises (including floor coverings, draperies, and/or removable shelves) that are installed in the Premises at Tenant's sole expense; provided, however, that Tenant shall, at its sole cost, repair any damage caused by such removal, reasonable wear and tear excepted.

     SECTION 7.4. MECHANIC'S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section

3143 or any successor statute. In the event that Tenant shall not, within thirty
(30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord's attorneys' fees, and any consequential or other damages incurred by Landlord arising out of such lien, shall be reimbursed by Tenant promptly following Landlord's demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than twenty (20) days' prior notice in writing before commencing construction of any kind on the Premises so that Landlord may post and maintain notices of nonresponsibility on the Premises.

     SECTION 7.5. ENTRY AND INSPECTION. Landlord shall at all reasonable times, upon not less than 24 hours' written or oral notice (except in emergencies, when no notice shall be required) have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interests of Landlord in the Premises, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred and eighty (180) days of the Term or when an uncured Tenant default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. Landlord shall have the right, if desired, to retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises.


           ARTICLE VIII.  TAXES AND ASSESSMENTS ON TENANT'S PROPERTY


     Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises, and against any alterations, additions or like improvements made to the Premises by or on behalf of Tenant. When possible Tenant shall cause its personal property, alterations to be assessed and billed separately from the real property of which the Premises form a part. If any taxes on Tenant's personal property, and/or alterations are levied against Landlord or Landlord's property and if Landlord pays the same, or if the assessed value of Landlord's property is increased by the inclusion of a value placed upon the personal property, and/or alterations of Tenant and if Landlord pays the taxes based upon the increased assessment, Tenant shall pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment. In calculating what portion of any tax bill which is assessed against Landlord separately, or Landlord and Tenant jointly, is attributable to alterations and personal property, Landlord's reasonable determination shall be conclusive.


                    ARTICLE IX.  ASSIGNMENT AND SUBLETTING


     SECTION 9.1.  RIGHTS OF PARTIES.

          (a) Notwithstanding any provision of this Lease to the contrary, Tenant will not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant's interest in this lease, or permit the Premises to be occupied by anyone other than Tenant, without Landlord's prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of Section 9.1.(b). No assignment (whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord's prior written consent and, at Landlord's election, any such assignment or subletting or attempted assignment or subletting shall constitute a material default of this Lease. Landlord shall not be deemed to have given its consent to any assignment or subletting by any other course of action, including its acceptance of any name for listing in the Building directory. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), including Section 365(f)(1), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord's standard for consent as set forth in Section 9.1(b) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

          (b) If Tenant desires to transfer an interest in this Lease, it shall first notify Landlord of its desire and shall submit in writing to Landlord:
(i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant's or assignee's business to be carried on in the Premises;
(iii) the terms and provisions of any proposed sublease or assignment, including a copy of the proposed assignment or sublease form; (iv) evidence of insurance of the proposed assignee or subtenant complying with the requirements of Exhibit
                                                                         -------
D hereto; (v) a completed Environmental Questionnaire from the proposed assignee
-
or subtenant; and (vi) any other information requested by Landlord and reasonably related to the transfer. Except as provided in Subsection (e) of this Section, Landlord shall not unreasonably withhold its consent, provided:
(1) the use of the Premises will be consistent with the provisions of this Lease and with Landlord's commitment to other tenants of the Project; (2) at Landlord's election, insurance requirements shall be brought into conformity with Landlord's then current leasing practice; (3) any proposed subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within ninety (90) days of the request for Landlord's consent and statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord's consent; (4) any proposed subtenant or assignee demonstrates to Landlord's reasonable satisfaction a record of successful experience in business; (5) the proposed assignee or subtenant is not a prospect with whom Landlord is actively negotiating to become a tenant at the Project; and (6) the proposed transfer will not impose additional burdens or adverse tax effects on Landlord. Tenant's exterior signage rights are personal to Tenant and may not be assigned or transferred to any assignee of this Lease or subtenant of the Premises.

          If Landlord consents to the proposed transfer, Tenant may within ninety (90) days after the date of the consent effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord's consent as set forth in this Section. Landlord shall approve or disapprove any requested transfer within fifteen (15) business days following receipt of Tenant's written request, the information set forth above, and the fee set forth below.

          (c) Notwithstanding the provisions of Subsection (b) above, in lieu of consenting to a proposed assignment or subletting of any portion of the Premises in excess of fifty percent (50%) of the floor area of the Premises (in the aggregate), Landlord may elect to (i) sublease the Premises (or the portion proposed to be subleased), or take an assignment of Tenant's interest in this Lease, upon the same terms as offered to the proposed subtenant or assignee (excluding terms relating to the purchase of personal property, the use of Tenant's name or the continuation of Tenant's business), or (ii) terminate this Lease as to the portion of the Premises proposed to be subleased or assigned with a proportionate abatement in the rent payable under this Lease, effective on the date that the proposed sublease or assignment would have become effective. Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee of Tenant.

          (d) Tenant agrees that fifty percent (50%) of any amounts paid by the assignee or subtenant, however described, in excess of (i) the Basic Rent and Operating Costs payable by Tenant hereunder, or in the case of a sublease of a portion of the Premises, in excess of the Basic Rent and Operating Costs reasonably allocable to such portion, plus (ii) Tenant's direct out-of-pocket costs which Tenant certifies to Landlord have been paid to provide occupancy related services to such assignee or subtenant of a nature commonly provided by landlords of similar space, including without limitation, the costs of brokerage commissions and subtenant refurbishing and rental concessions, shall be the property of Landlord and such amounts shall be payable directly to Landlord by the assignee or subtenant or, at Landlord's option, by Tenant. At Landlord's request, a written agreement shall be entered into by and among Tenant, Landlord and the proposed assignee or subtenant confirming the requirements of this subsection.

          (e) Tenant shall pay to Landlord a fee of Five Hundred Dollars ($500.00) if and when any transfer hereunder is requested by Tenant. Such fee is hereby acknowledged as a reasonable amount to reimburse Landlord for all of its costs of review and evaluation of a proposed assignee/sublessee, and Landlord shall not be obligated to commence such review and evaluation unless and until such fee is paid.

     SECTION 9.2. EFFECT OF TRANSFER. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant. Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant's obligations, under this Lease. No transfer shall be binding on Landlord unless any document memorializing the transfer is delivered to Landlord and both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.

     SECTION 9.3. SUBLEASE REQUIREMENTS. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in each sublease:


          (a) Each and every provision contained in this Lease (other than with respect to the payment of rent hereunder) is incorporated by reference into and made a part of such sublease, with "Landlord" hereunder meaning the sublandlord therein and "Tenant" hereunder meaning the subtenant therein.

          (b) Tenant hereby irrevocably assigns to Landlord all of Tenant's interest in all rentals and income arising from any sublease of the Premises, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default occurs in the performance of Tenant's obligations under this Lease, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant's obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord.

          (c) In the event of the termination of this Lease, Landlord may, at its sole option, take over Tenant's entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent. The general provisions of this Lease, including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease.

     SECTION 9.4. CERTAIN TRANSFERS. The sale of all or substantially all of Tenant's assets (other than bulk sales in the ordinary course of business) or, if Tenant is a corporation that, under the then current guidelines published by the Commissioner of Corporations of the State of California, is not deemed a public corporation, or is an unincorporated association, or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, or partnership in the aggregate of twenty-five percent (25%) shall be deemed an assignment within the meaning and provisions of this Article. Notwithstanding the foregoing, Landlord's consent shall not be required for the assignment of this Lease or the sublease of all or any portion of the Premises to any person or entity which controls, is controlled by or is under common control with Tenant, or to any corporation or other entity into or with which Tenant may be merged or consolidated, or to any person or entity which purchases all or substantially all of the assets of Tenant (collectively, a "Tenant Affiliate" herein), subject, however, to Tenant's compliance with the following: (i) Tenant shall give Landlord written notice of the assignment or sublease to a Tenant Affiliate together with a copy of the documentation of such assignment or sublease, and (ii) in the case of the merger or consolidation described above, the net worth of the successor entity after such merger or consolidation shall be at least equal to the net worth of Tenant immediately prior to the date of such merger or consolidation, and Tenant shall present Landlord with evidence of such net worth prior to such merger or consolidation. In the event of an assignment or sublease by Tenant to a Tenant Affiliate, the terms and requirements of this Article shall apply with respect to such assignment, except for the provisions of Section 9.1 which shall not apply.


                      ARTICLE X.  INSURANCE AND INDEMNITY


     SECTION 10.1. TENANT'S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D.
                                                                ---------
Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

     SECTION 10.2. LANDLORD'S INSURANCE. Landlord shall provide the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its sole discretion: "all risk" property insurance, subject to standard exclusions (such as, but not limited to, earthquake and flood exclusions), covering the full replacement cost of the Building (the "All-Risk Policy"). In addition, Landlord may, at its election, obtain insurance for such other risks as Landlord or its mortgagees may from time to time deem appropriate, including without limitation, coverage for earthquake, flood and commercial general liability. Landlord shall not be required to carry insurance of any kind on Tenant's property, including leasehold improvements, trade fixtures, furnishings, equipment, plate glass, signs and all other items of personal property, and shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs. At Landlord's option, Landlord may self-insure all or any portion of the risks for which Landlord elects or is required to provide insurance hereunder.

     SECTION 10.3.  JOINT INDEMNITY.

     (a) To the fullest extent permitted by law, but subject to the express limitations on liability contained in Section 10.5 of this Lease, Tenant shall defend, indemnify, protect, save and hold harmless Landlord, its agents, and any and all affiliates of Landlord, including, without limitation, any corporations or other entities controlling, controlled by or under common control with Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant's use or occupancy of the Premises, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees in or about the Premises, or from any negligence or willful misconduct of Tenant or its agents, employees, visitors, patrons, guests, invitees or licensees. In cases of alleged negligence asserted by third parties against Landlord which arise out of, are occasioned by, or in any way attributable to Tenant's, its agents, employees, contractors, licensees or invitees use and occupancy of the Premises, or from the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees on Tenant's part to be performed under this Lease, or from any negligence or willful misconduct of Tenant, its agents, employees, licensees or invitees, Tenant shall accept any tender of defense for Landlord and shall, notwithstanding any allegation of negligence or willful misconduct on the part of the Landlord (but subject to the reimbursement provisions hereinafter provided), defend Landlord and protect and hold Landlord harmless and pay all costs, expenses and attorneys' fees incurred in connection with such litigation, provided that Tenant shall not be liable for any such injury or damage, and Landlord shall reimburse Tenant for the reasonable attorney's fees and costs for the attorney representing both parties, all to the extent and in the proportion that such injury or damage is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Landlord) to be attributable to the negligence or willful misconduct of Landlord. Upon Landlord's request, Tenant shall at Tenant's sole cost and expense, retain a separate attorney selected by Landlord and reasonably acceptable to Tenant to represent Landlord in any such suit if Landlord reasonably determines that the representation of both Tenant and Landlord by the same attorney would cause a conflict of interest; provided, however, that to the extent and in the proportion that the injury or damage which is the subject of the suit is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Landlord) to be attributable to the negligence or willful misconduct of Landlord, Landlord shall reimburse Tenant for the reasonable legal fees and costs of the separate attorney retained by Tenant. The provisions of this Subsection 10.3(a) shall expressly survive the expiration or sooner termination of this Lease. Notwithstanding the provisions of the first sentence of this paragraph, but subject to the balance of the paragraph, Tenant shall not be required to indemnify Landlord for any claims, liabilities, costs or expenses to the extent the same arises from or relates to the negligence or willful misconduct on the part of Landlord, its agents, employees, contractors or invitees.

          (b) To the fullest extent permitted by law, but subject to the express limitations on liability contained in this Lease (including, without limitation, the provisions of Sections 10.4, 10.5 and 14.8 of this Lease), Landlord shall defend, indemnify, protect, save and hold harmless Tenant, its agents and any and all affiliates of Tenant, including, without limitation, any corporations, or other entities controlling, controlled by or under common control with Tenant, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from the operation, maintenance or repair of the Common Areas, the Project and/or the Building by Landlord or its employees or authorized agents. In cases of alleged negligence asserted by third parties against Tenant which arise out of, are occasioned by, or in any way attributable to the maintenance or repair of the Common Areas, the Project or the Building by Landlord or its authorized agents or employees, Landlord shall accept any tender of defense for Tenant and shall, notwithstanding any allegation of negligence or willful misconduct on the part of Tenant (but subject to the reimbursement provisions hereinafter provided), defend Tenant and protect and hold Tenant harmless and pay all cost, expense and attorneys' fees incurred in connection with such litigation, provided that Landlord shall not be liable for any such injury or damage, and Tenant shall reimburse Landlord for the reasonable attorney's fees and costs for the attorney representing both parties, all to the extent and in the proportion that such injury or damage is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Tenant) to be attributable to the negligence or willful misconduct of Tenant. Upon Tenant's request, Landlord shall at Landlord's sole cost and expense, retain a separate attorney selected by Tenant and reasonably acceptable to Landlord to represent Tenant in any such suit if Tenant reasonably determines that the representation of both Tenant and Landlord by the same attorney would cause conflict of interest; provided, however, that to the extent and the proportion that the injury or damage which is the subject of the suit is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Tenant) to be attributable to the negligence or willful misconduct or Tenant, Tenant shall reimburse Landlord for the reasonable legal fees and costs of the separate attorney retained by Landlord. The provisions of this Subsection 10.3(b) shall expressly survive the expiration or sooner termination of this Lease. Notwithstanding the provisions of the first sentence of this paragraph, but subject to the balance of the paragraph, Landlord shall not be required to indemnify Tenant for any claims, liabilities, costs or expenses to the extent the same arises from or relates to the negligence or willful misconduct on the part of Tenant, its agents, employees, contractors or invitees.

     SECTION 10.4. LANDLORD'S NONLIABILITY. Subject to the express indemnity obligations contained in Section 10.3(b) of this Lease, Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord for loss of or damage to any property or personal injury, or any other loss, cost, damage, injury or liability whatsoever resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in
the Premises or in other portions of the Building.   It is understood that any
such condition may require the temporary evacuation or closure of all or a portion of the Building. Notwithstanding any provision of this Lease to the contrary, including, without limitation, the provisions of Section 10.3(b) of this Lease, Landlord shall in no event be liable to Tenant, its employees, agents, and invitees, and Tenant hereby waives all claims against Landlord, for loss or interruption of Tenant's business or income (including, without limitation, any consequential damages and lost profit or opportunity costs), or any other loss, cost, damage, injury or liability resulting from, but not limited to, Acts of God (except with respect to restoration obligations pursuant to Article XI below), acts of civil disobedience or insurrection, acts or omissions (criminal or otherwise) of any third parties (other than Landlord's employees or authorized agents), including without limitation, any other tenants within the Project or their agents, employees, contractors, guests or invitees. Except as provided in Sections 6.1, 11.1 and 12.1 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business (including without limitation consequential damages and lost profit or opportunity costs) arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Building or the Project and of defects in any improvements or equipment.

     SECTION 10.5. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives all rights of recovery against the other and the other's agents on account of loss and damage occasioned to the property of such waiving party to the extent only that such loss or damage is or would be covered under any "all risk" property insurance policies required by this Article X (including, without limitation, the All Risk Policy carried by Landlord, whether or not Landlord chooses to self-insure such coverage); provided however, that (i) the foregoing waiver shall not apply to the extent of Tenant's obligations to pay deductibles under any such policies and this Lease, and (ii) if any loss is due to the negligent act or omission or willful misconduct of Tenant or its agents, employees, contractors, guests or invitees, Tenant's liability insurance shall be primary and shall cover all losses and damages prior to any other insurance hereunder. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any "all-risk" property insurance policies required by this Article, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors, guests or invitees. The provisions of this Section shall not limit the indemnification provisions elsewhere contained in this Lease.

                      ARTICLE XI.  DAMAGE OR DESTRUCTION


     SECTION 11.1.  RESTORATION.

          (a) If the Building is damaged, Landlord shall repair that damage as soon as reasonably possible, at its expense, unless: (i) Landlord reasonably determines that the cost of repair is not covered by Landlord's All Risk Policy (or, if Landlord has chosen to self-insure, would not have been covered by a standard policy of "all risk" fire insurance) plus such additional amounts Tenant elects, at its option, to contribute, excluding however the deductible (for which Tenant shall be responsible for Tenant's proportionate share not to exceed One Hundred Thousand Dollars [$100,000.00] in the aggregate); (ii) Landlord reasonably determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including without limitation Hazardous Materials, earthquake faults, and other similar dangers) within two hundred seventy (270) days after the date of the damage; (iii) a monetary event of default by Tenant has occurred and is continuing at the time of such damage; or
(iv) the damage occurs during the final twelve (12) months of the Term. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in writing within sixty (60) days after the damage occurs and this Lease shall terminate as of the date of that notice.

          (b) Unless Landlord elects to terminate this Lease in accordance with subsection (a) above, this Lease shall continue in effect for the remainder of the Term; provided that so long as Tenant is not in default under this Lease, if the damage is so extensive that Landlord reasonably determines that the Premises cannot, with reasonable diligence, be repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, earthquake faults, and other similar dangers) so as to allow Tenant's substantial use and enjoyment of the Premises within two hundred seventy (270) days after the date of damage, then Tenant may elect to terminate this Lease by written notice to Landlord within the sixty (60) day period stated in subsection (a).

          (c) Commencing on the date of any damage to the Building, and ending on the sooner of the date the damage is repaired or the date this Lease is terminated, the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Building that is rendered unusable by the damage from time to time bears to the total floor area of the Building. Any such abatement shall be conditioned upon Tenant's then carrying the required business interruption insurance as described in EXHIBIT D.
                                                ---------

          (d) Notwithstanding the provisions of subsections (a), (b) and (c) of this Section, but subject to the provisions of Section 10.5 above, the cost of any repairs shall be borne by Tenant, and Tenant shall not be entitled to rental abatement or termination rights, if the damage is due to the fault or neglect of Tenant or its employees, subtenants, invitees or representatives. In addition, the provisions of this Section shall not be deemed to require Landlord to repair any improvements or fixtures that Tenant is obligated to repair or insure pursuant to any other provision of this Lease.

          (e) Tenant shall fully cooperate with Landlord in removing Tenant's personal property and any related debris from the Premises to facilitate all inspections of the Premises and the making of any repairs. Notwithstanding anything to the contrary contained in this Lease, if Landlord in good faith believes there is a risk of injury to persons or damage to property from entry into the Building or Premises following any damage or destruction thereto, Landlord may restrict entry into the Building or the Premises by Tenant, its employees, agents and contractors in a non-discriminatory manner, without being deemed to have violated Tenant's rights of quiet enjoyment to, or made an unlawful detainer of, or evicted Tenant from, the Premises. Upon request, Landlord shall consult with Tenant to determine if there are safe methods of entry into the Building or the Premises solely in order to allow Tenant to retrieve files, data in computers, and necessary inventory, subject however to all indemnities and waivers of liability from Tenant to Landlord contained in this Lease and any additional indemnities and waivers of liability which
Landlord may require.   If damage or destruction rendering the Premises unusable
occurs during the final twelve (12) months of the Term as extended which cannot be repaired within sixty (60) days following such damage or destruction, Tenant shall have the option to terminate the Lease by providing Landlord written notification of Tenant's election to terminate within thirty (30) days after the damage occurs. For all purposes of this Section 11.1, damage to Tenant's parking areas and access to the Premises shall be deemed damage to the Building.

     SECTION 11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law. Any disputes regarding the obligations of the parties under this Article XI shall be submitted to and resolved by JAMS arbitration pursuant to Section 22.7 of this Lease.

                         ARTICLE XII.  EMINENT DOMAIN


     SECTION 12.1. TOTAL OR PARTIAL TAKING. If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Premises is taken or sold in lieu of taking, and if Landlord elects to restore the Premises in such a way as to alter the Premises materially, either party may terminate this Lease, by written notice to the other party, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In addition, Tenant's share of Operating Expenses and all other elements of this Lease which are a function of the square footage of the Premises shall be adjusted to reflect the taking. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

     SECTION 12.2. TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period of not to exceed ninety (90) days.

     SECTION 12.3. TAKING OF PARKING AREA. In the event there shall be a taking of the parking area such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord may substitute reasonably equivalent parking in a location reasonably close to the Building; provided that if Landlord fails to make that substitution within ninety (90) days following the taking and if the taking materially impairs Tenant's use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by written notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect. Any dispute regarding the substitution of parking spaces under this Section 12.3 shall be submitted to and resolved by JAMS arbitration pursuant to Section 22.7 of this Lease.


        ARTICLE XIII.  SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS


     SECTION 13.1. SUBORDINATION. At the option of Landlord, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as Tenant is not in default under this Lease, this Lease shall not be terminated or Tenant's quiet enjoyment of the Premises disturbed in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which Tenant has subordinated this Lease pursuant to this Section. Any such subordination instrument presented for Tenant's signature shall contain nondisturbance provisions for Tenant's benefit substantially in accordance with the provisions for Tenant's benefit set forth in this Section. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall execute any instrument reasonably required by Landlord's successor for that purpose. Tenant shall also, upon written request of Landlord, execute and deliver all instruments as may be required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust (provided that such instruments include the nondisturbance and attornment provisions set forth above), or, if requested by Landlord, to subordinate, in whole or in part, any ground or underlying lease or the lien of any mortgage or deed of trust to this Lease.

     SECTION 13.2.  ESTOPPEL CERTIFICATE.

          (a) Tenant shall, at any time upon not less than ten (10) business days prior written notice from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant's knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth all further information that Landlord may reasonably require. Tenant's statement may be relied upon by any prospective purchaser or encumbrancer of the Premises.

          (b) Notwithstanding any other rights and remedies of Landlord, Tenant's failure to deliver any estoppel statement within the provided time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord's performance, and (iii) not more than one month's rental has been paid in advance.

     SECTION 13.3  FINANCIALS.

          (a) Tenant shall deliver to Landlord, prior to the execution of this Lease and thereafter at any time upon Landlord's request, Tenant's current financial statements, certified true, accurate and complete by the chief financial officer of Tenant, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the "Statements"), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord agrees that it will keep the Statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser or encumbrancer of the Premises provided that Landlord shall require that any proposed purchaser, and shall request that any proposed encumbrancer, keep the Statements confidential.

          (b) Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant's true financial condition as of the date of submission by any Statements to Landlord.


                      ARTICLE XIV.  DEFAULTS AND REMEDIES


     SECTION 14.1. TENANT'S DEFAULTS. In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a "default" by Tenant:

          (a) The failure by Tenant to make any payment of rent or additional rent required to be made by Tenant, as and when due, where the failure continues for a period of ten (10) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. For purposes of these default and remedies provisions, the term "additional rent" shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

          (b) Assignment, sublease, encumbrance or other transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord.

          (c) The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

          (d) The failure of Tenant to timely and fully provide any subordination agreement, estoppel certificate or financial statements in accordance with the requirements of Article XIII where such failure continues for a period of five (5) days after written notice from Landlord to Tenant.

          (e) The failure or inability by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section, where the failure continues for a period of sixty (60) days after written notice from Landlord to Tenant or such shorter period as is specified in any other provision of this Lease; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. However, if the nature of the failure is such that more than sixty (60) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences the cure within thirty (30) days, and thereafter diligently pursues the cure to completion.

          (f) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, if possession is not restored to Tenant within sixty (60) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where the seizure is not discharged within sixty (60) days; or (v) Tenant's convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts. Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant's insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

     SECTION 14.2.  LANDLORD'S REMEDIES.


          (a) In the event of any default by Tenant, or in the event of the abandonment of the Premises by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

          (i) Landlord may terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from Tenant:

              (1) The worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination;

              (2) The worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

              (3) The worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

              (4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant's default, including, but not limited to, the cost of recovering possession of the Premises, refurbishment of the Premises, marketing costs, commissions and other expenses of reletting, including necessary repair, the unamortized portion of any tenant improvements and brokerage commissions funded by Landlord in connection with this Lease, reasonable attorneys' fees, and any other reasonable costs; and

              (5) At Landlord's election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law. The term "rent" as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the "worth at the time of award" shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (3) above, the "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          (ii) Landlord may elect not to terminate Tenant's right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord's interests under this Lease, shall not constitute a termination of the Tenant's right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease.

     (b) The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.

     (c) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of the preceding breach or default at the time of acceptance of rent, or (ii) a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of the breach or default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not waive or cure a default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord's right to recover the balance of the rent or pursue any other remedy available to it. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

     SECTION 14.3.  LATE PAYMENTS.

     (a) Any rent due under this Lease that is not received by Landlord within ten (10) days of the date when due shall bear interest at the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge in a sum equal to the greater of five percent (5%) of the amount overdue or Two Hundred Fifty Dollars ($250.00) for each delinquent payment. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

     (b) Following any third (3rd) installment of rent that is not paid within ten (10) days following notice of nonpayment from Landlord, Landlord shall have the option (i) to require that beginning with the first payment of rent next due, rent shall no longer be paid in monthly installments but shall be payable quarterly three (3) months in advance and/or (ii) to require that Tenant increase the amount, if any, of the Security Deposit by one hundred percent (100%). Should Tenant deliver to Landlord, at any time during the Term, two (2) or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier's check.

  SECTION 14.4. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant's sole cost and expense and without any abatement of rent or right of set-off. If Tenant fails to pay any sum of money, other than rent, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth herein, then in addition to any other available remedies, Landlord may, at its election make the payment or perform the other act on Tenant's part. Landlord's election to make the payment or perform the act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs, together with interest at the maximum rate permitted by law from the date of the payment by Landlord. Landlord shall have the same rights and remedies if Tenant fails to pay those amounts as Landlord would have in the event of a default by Tenant in the payment of rent.

  SECTION 14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion. If Landlord shall default in the performance of any of its obligations under the Lease, Tenant shall have the right to pursue any and all remedies available to it as set forth in this Lease, at law, or in equity, subject to the express limitations contained in this Lease.

  SECTION 14.6. EXPENSES AND LEGAL FEES. All sums reasonably incurred by Landlord in connection with any event of default by Tenant under this Lease or holding over of possession by Tenant after the expiration or earlier termination of this Lease, including without limitation all costs, expenses and actual accountants, appraisers, attorneys and other professional fees, and any collection agency or other collection charges, shall be due and payable by Tenant to Landlord on demand, and shall bear interest at the rate of ten percent (10%) per annum. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys' fees, and all other costs. The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

  SECTION 14.7. WAIVER OF JURY TRIAL. LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

  SECTION 14.8. SATISFACTION OF JUDGMENT. The obligations of Landlord and Tenant under this Lease do not constitute the personal obligations of the individual partners, trustees, directors, officers or shareholders of Landlord or Tenant, respectively. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Project, and no action for any deficiency may be sought or obtained by Tenant.


                           ARTICLE XV.  END OF TERM


  SECTION 15.1. HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties. If Tenant holds over for any period after the expiration (or earlier termination) of the Term without the prior written consent of Landlord, such possession shall constitute a tenancy at sufferance only; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the first (1st) day following the termination of this Lease. In either of such events, possession shall be subject to all of the terms of this Lease, except that the monthly Basic Rent shall be the greater of (a) one hundred fifty percent (150%) for the first three (3) months of such holdover period, and thereafter two hundred percent (200%), of the Basic Rent for the month immediately preceding the date of termination or (b) the then currently scheduled Basic Rent for comparable space in the Project. If Tenant fails to surrender the Premises upon the expiration of this Lease despite Landlord's written demand to do so (which demand shall include notice to Tenant of a succeeding tenant and the need for Tenant's immediate surrender), Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. Acceptance by Landlord of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord under this Lease or at law.

     SECTION 15.2. MERGER ON TERMINATION. The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

     SECTION 15.3. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all personal property and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from such removal, which repair shall include the patching and filling of holes (other than holes resulting from the hanging of pictures or other items of decoration, which Tenant shall not be obligated to patch and fill) and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant's expense. If Tenant shall fail to comply with the provisions of this Section within ten (10) days after written notice to Tenant, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If Tenant fails to remove Tenant's personal property from the Premises upon the expiration of the Term, Landlord may remove, store, dispose of and/or retain such personal property, at Landlord's option, in accordance with then applicable laws, all at the expense of Tenant. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.


                      ARTICLE XVI.  PAYMENTS AND NOTICES


     All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within five (5) days after demand. All payments requiring proration shall be prorated on the basis of a thirty (30) day month and a three hundred sixty (360) day year. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered in person or by courier or overnight delivery service to the other party, or may be deposited in the United States mail, duly registered or certified, postage prepaid, return receipt requested, and addressed to the other party at the address set forth in
Item 12 of the Basic Lease Provisions, or if to Tenant, at that address or, from and after the Commencement Date, at the Premises (whether or not Tenant has departed from, abandoned or vacated the Premises), or may be delivered by telegram, telex or telecopy, provided that receipt thereof is telephonically confirmed. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered on the date actually received or refused as indicated on the return receipt. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.


                     ARTICLE XVII.  RULES AND REGULATIONS


     Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations, attached as Exhibit E, and any reasonable and nondiscriminatory
                         ---------
amendments, modifications and/or additions (that do not materially increase Tenant's obligations or materially decrease Tenant's rights hereunder) as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, and Project and Common Areas (if applicable). Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant or such tenant's agents, employees, contractors, quests or invitees. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant's failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

                      ARTICLE XVIII.  BROKER'S COMMISSION


     The parties recognize as the broker(s) who negotiated this Lease the firm(s), if any, whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. Each party warrants to the other party that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease (except for Leland Bruce of The Staubach Company ["Tenant's Consultant"], with whom Tenant has consulted and for whom Tenant alone shall be responsible for any compensation owed, if any), and each party agrees to indemnify and hold the other party harmless from any cost, expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by the indemnifying party in connection with the negotiation of this Lease. Not by way of limitation of the foregoing, Tenant's obligations contained in the foregoing shall include the obligation to indemnify and hold Landlord harmless for any claims for compensation, commissions or charges by Tenant's Consultant in connection with this Lease. Nothing contained in this
Article XVIII shall confer any beneficial rights to Tenant's Consultant or any other third party. The foregoing obligations contained in this Article XVIII shall survive the termination of this Lease. If Tenant fails to take possession of the Premises or if this Lease otherwise terminates prior to the Expiration Date as the result of failure of performance by Tenant, Landlord shall be entitled to recover from Tenant the unamortized portion of any brokerage commission funded by Landlord in addition to any other damages to which Landlord may be entitled.


                 ARTICLE XIX.  TRANSFER OF LANDLORD'S INTEREST


     In the event of any transfer of Landlord's interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that (i) any funds held by the transferor in which Tenant has an interest shall be turned over, subject to that interest, to the transferee and Tenant is notified of the transfer as required by law, and (ii) any such transferee shall assume, in writing, all non-accrued obligations of Landlord under this Lease. Notwithstanding the foregoing, no holder of a mortgage and/or deed of trust to which this Lease is or may be subordinate, and no landlord under a so-called sale-leaseback, shall be responsible in connection with the Security Deposit, unless the mortgagee or holder of the deed of trust or the landlord actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.


                          ARTICLE XX.  INTERPRETATION


     SECTION 20.1. GENDER AND NUMBER. Whenever the context of this Lease requires, the words "Landlord" and "Tenant" shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

     SECTION 20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

     SECTION 20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

     SECTION 20.4. SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

     SECTION 20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease.

     SECTION 20.6. CONTROLLING LAW. This Lease shall be governed by and interpreted in accordance with the laws of the State of California.

     SECTION 20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     SECTION 20.8. WAIVER AND CUMULATIVE REMEDIES. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party's consent to any subsequent act. No breach by Tenant of this Lease shall be deemed to have been waived by Landlord unless the waiver is in a writing signed by Landlord. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord may have.

     SECTION 20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent or from the timely performance of any other obligation under this Lease within Tenant's reasonable control.

     SECTION 20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

     SECTION 20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

     SECTION 20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.


                     ARTICLE XXI.  EXECUTION AND RECORDING


     SECTION 21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

     SECTION 21.2. CORPORATE AUTHORITY. Tenant and Landlord each represent and warrant that each individual executing this Lease on behalf of Tenant or Landlord, respectively, is duly authorized to execute and deliver this Lease on behalf of Tenant or Landlord, respectively, and that this Lease is binding upon Tenant or Landlord, respectively, in accordance with its terms.

     SECTION 21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

     SECTION 21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

     SECTION 21.5. AMENDMENTS. No amendment or termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

     SECTION 21.6. EXECUTED COPY. Any fully executed photocopy or similar reproduction of this Lease shall be deemed an original for all purposes.

     SECTION 21.7. ATTACHMENTS. All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease.


                         ARTICLE XXII.  MISCELLANEOUS


     SECTION 22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any other tenant or apparent prospective tenant of the Project, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant shall incur no liability for disclosure of such information (i) to its officers, directors and employees, or to accountants, attorneys, insurance agents and others in connection with bookkeeping, accounting, tax and related financial matters (in which event, to the full extent possible, the person receiving the information shall be informed of its confidential nature and requested to keep it confidential), (ii) to prospective subtenants or assignees under this Lease,
(iii) in response to subpoena in litigation, (iv) as otherwise necessary in connection with litigation or as required by law, or (v) if such information has already become public other than through disclosure by Tenant.

     SECTION 22.2. GUARANTY. As a condition to the execution of this Lease by Landlord, the obligations, covenants and performance of the Tenant as herein provided shall be guaranteed in writing by the Guarantor(s) listed in Item 7 of the Basic Lease Provisions, if any, on a form of guaranty provided by Landlord.

     SECTION 22.3. CHANGES REQUESTED BY LENDER. If, in connection with obtaining financing for the Project, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not materially increase the obligations of Tenant or materially and adversely affect the leasehold interest created by this Lease.

     SECTION 22.4. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address has been furnished to Tenant and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord (which in no event shall be less than sixty (60) days), including, if necessary to effect the cure, time to obtain possession of the Premises by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued. Tenant agrees that each beneficiary of a deed of trust or mortgage covering the Premises is an express third party beneficiary hereof, Tenant shall have no right or claim for the collection of any deposit from such beneficiary or from any purchaser at a foreclosure sale unless such beneficiary or purchaser shall have actually received and not refunded the deposit, and Tenant shall comply with any written directions by any beneficiary to pay rent due hereunder directly to such beneficiary without determining whether an event of default exists under such beneficiary's deed of trust.

     SECTION 22.5.  [Intentionally Deleted]

     SECTION 22.6. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project. As between Landlord and Tenant (and without conferring any beneficial rights to any third parties), Tenant assumes all responsibility for the protection of Tenant, its agents, invitees and property from acts of third parties. Nothing herein contained shall prevent Landlord, at its sole option, from providing security protection for the Project or any part thereof, in which event the cost thereof shall be included within the definition of Building Costs.

     SECTION 22.7. JAMS. Should a dispute arise between the parties regarding any matter which is expressly authorized by a provision hereof to submit to arbitration, then either party may cause the dispute to be submitted to Jams/Endispute or its successor ("JAMS") in Orange County, California for binding arbitration before a single arbitrator. However, each party reserves the right to seek any equitable remedy by judicial action. No arbitration election by either party pursuant to this subsection shall be effective if made later than thirty (30) days following service of a judicial summons and complaint by or upon such party concerning the dispute. The arbitration shall be conducted in accordance with the rules of practice and procedure of JAMS and otherwise pursuant to the California Arbitration Act (Code of Civil Procedure Sections 1280 et seq.). Notwithstanding the foregoing, the arbitrator is specifically directed to limit discovery to that which is essential to the effective prosecution or defense of the action. The arbitrator shall apportion the costs of the arbitration, together with the attorneys fees of the parties, in the manner deemed equitable by the arbitrator, it being the intention of the parties that the prevailing party ordinarily be entitled to recover its reasonable costs and fees. Judgment upon any award rendered by the arbitrator may be entered by any court having jurisdiction.


LANDLORD:                                           TENANT:

IRVINE TECHNOLOGY PARTNERS III,                     STANDARD PACIFIC CORP.
a California general partnership                    a Delaware corporation

By:  THE IRVINE COMPANY
     Its General Partner



     By:                                        By:/s/ STEPHEN J. SCARBOROUGH
         ----------------------------------        ----------------------------
         Robert E. Williams, Jr., President        Name: Stephen J. Scarborough
         Irvine Industrial Company,                      -----------------------
         a division of The Irvine Company          Title: President
                                                          ----------------------



     By:                                        By: /s/ CLAY A HALVORSEN
        -----------------------------------        -----------------------------
         Nancy E. Trujillo                         Name: Clay A. Halvorsen
         Assistant Secretary                             -----------------------
                                                   Title: Vice President,
                                                          General Counsel &
                                                          Secretary
                                                          ----------------------

                           INDEX TO INDUSTRIAL LEASE
                             (Single Tenant; Net)


ARTICLE I.     BASIC LEASE PROVISIONS

ARTICLE II.    PREMISES
Section 2.1    Leased Premises
Section 2.2    Acceptance of Premises
Section 2.3    Building Name and Address
Section 2.4    Landlord's Responsibilities

ARTICLE III.   TERM
Section 3.1    General
Section 3.2    Delay in Possession
Section 3.3    Right to Extend this Lease

ARTICLE IV.    RENT AND OPERATING EXPENSES
Section 4.1    Basic Rent
Section 4.2    Operating Expenses
Section 4.3    Security Deposit

ARTICLE V.     USES
Section 5.1    Use
Section 5.2    Signs
Section 5.3    Hazardous Materials

ARTICLE VI.    COMMON AREAS; SERVICES
Section 6.1    Utilities and Services
Section 6.2    Operation and Maintenance of Common Areas
Section 6.3    Use of Common Areas
Section 6.4    Parking
Section 6.5    Changes and Additions by Landlord

ARTICLE VII.   MAINTAINING THE PREMISES
Section 7.1    Tenant's Maintenance and Repair
Section 7.2    Landlord's Maintenance and Repair
Section 7.3    Alterations
Section 7.4    Mechanic's Liens
Section 7.5    Entry and Inspection

ARTICLE VIII.  TAXES AND ASSESSMENTS ON TENANT'S PROPERTY

ARTICLE IX.    ASSIGNMENT AND SUBLETTING
Section 9.1    Rights of Parties
Section 9.2    Effect of Transfer
Section 9.3    Sublease Requirements
Section 9.4    Certain Transfers

ARTICLE X.     INSURANCE AND INDEMNITY
Section 10.1   Tenant's Insurance
Section 10.2   Landlord's Insurance
Section 10.3   Joint Indemnity
Section 10.4   Landlord's Nonliability
Section 10.5   Waiver of Subrogation

ARTICLE XI.    DAMAGE OR DESTRUCTION
Section 11.1   Restoration
Section 11.2   Lease Governs

ARTICLE XII.   EMINENT DOMAIN
Section 12.1   Total or Partial Taking
Section 12.2   Temporary Taking
Section 12.3   Taking of Parking Area

ARTICLE XIII.  SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIAL
Section 13.1   Subordination
Section 13.2   Estoppel Certificate
Section 13.3   Financials


                                      (i)

ARTICLE XIV.   DEFAULTS AND REMEDIES
Section 14.1   Tenant's Defaults
Section 14.2   Landlord's Remedies
Section 14.3   Late Payments
Section 14.4   Right of Landlord to Perform
Section 14.5   Default by Landlord
Section 14.6   Expenses and Legal Fees
Section 14.7   Waiver of Jury Trial
Section 14.8   Satisfaction of Judgment

ARTICLE XV.    END OF TERM
Section 15.1   Holding Over
Section 15.2   Merger on Termination
Section 15.3   Surrender of Premises; Removal of Property

ARTICLE XVI.   PAYMENTS AND NOTICES

ARTICLE XVII.  RULES AND REGULATIONS

ARTICLE XVIII. BROKER'S COMMISSION

ARTICLE XIX.   TRANSFER OF LANDLORD'S INTEREST

ARTICLE XX.    INTERPRETATION
Section 20.1   Gender and Number
Section 20.2   Headings
Section 20.3   Joint and Several Liability
Section 20.4   Successors
Section 20.5   Time of Essence
Section 20.6   Controlling Law
Section 20.7   Severability
Section 20.8   Waiver and Cumulative Remedies
Section 20.9   Inability to Perform
Section 20.10  Entire Agreement
Section 20.11  Quiet Enjoyment
Section 20.12  Survival

ARTICLE XXI.   EXECUTION AND RECORDING
Section 21.1   Counterparts
Section 21.2   Corporate and Partnership Authority
Section 21.3   Execution of Lease; No Option or Offer
Section 21.4   Recording
Section 21.5   Amendments
Section 21.6   Executed Copy
Section 21.7   Attachments

ARTICLE XXII.  MISCELLANEOUS
Section 22.1   Nondisclosure of Lease Terms
Section 22.2   Guaranty
Section 22.3   Changes Requested by Lender
Section 22.4   Mortgagee Protection
Section 22.5   [Intentional Deleted]
Section 22.6   Security Measures
Section 22.7   JAMS



EXHIBITS
Exhibit A      Description of the Premises
Exhibit B      Environmental Questionnaire
Exhibit C      Landlord's Disclosures
Exhibit D      Insurance Requirements
Exhibit E      Rules and Regulations
Exhibit F      Approved Signage Graphics
Exhibit X      Work Letter
Exhibit Y      Project Site Plan


                                    (ii)

                               INDUSTRIAL LEASE
                             (Single Tenant; Net)


                                    BETWEEN


                              THE IRVINE COMPANY


                                      AND


                            STANDARD PACIFIC CORP.

                                   EXHIBIT B
                                   ---------

               THE IRVINE COMPANY - INVESTMENT PROPERTIES GROUP

                        HAZARDOUS MATERIAL SURVEY FORM


     The purpose of this form is to obtain information regarding the use of hazardous substances on Investment Properties Group ("IPG") property. Prospective tenants and contractors should answer the questions in light of their proposed activities on the premises. Existing tenants and contractors should answer the questions as they relate to ongoing activities on the premises and should update any information previously submitted.

     If additional space is needed to answer the questions, you may attach separate sheets of paper to this form. When completed, the form should be sent to the following address:

                       INSIGNIA/ESG OF CALIFORNIA, INC.
                               1 Ada, Suite 270
                               Irvine, CA 92618

     Your cooperation in this matter is appreciated. If you have any questions, please call your property manager at (714) 753-4744 for assistance.


1.  GENERAL INFORMATION
    -------------------

    Name of Responding Company: _______________________________________________
    Check all that apply:       Tenant       (  )   Contractor  (  )
                                Prospective  (  )   Existing    (  )

    Mailing Address: __________________________________________________________
    Contact Person & Title: ___________________________________________________
    Telephone Number: (   )             -
                            -----------------------------

    Current TIC Tenant(s):
    ----------------------

    Address of Lease Premises: ________________________________________________

    Length of Lease or Contract Term: _________________________________________

    Prospective TIC Tenant(s):
    --------------------------

    Address of Proposed Lease Premises: _______________________________________

    Address of Current Operations: ____________________________________________

    Describe the proposed operations to take place on the property, including principal products manufactured or services to be conducted. Existing tenants and contractors should describe any proposed changes to ongoing operations. _______________________________________________________________
    ___________________________________________________________________________
    ___________________________________________________________________________

2.  HAZARDOUS MATERIALS.  For the purposes of this Survey Form, the term
    -------------------
    "hazardous material" means any raw material, product or agent considered hazardous under any state or federal law. The term does not include wastes which are intended to be discarded.

    2.1  Will any hazardous materials be used or stored on site?

         Chemical Products         Yes   (  )   No   (  )
         Biological Hazards/
         Infectious Wastes         Yes   (  )   No   (  )
         Radioactive Materials     Yes   (  )   No   (  )
         Petroleum Products        Yes   (  )   No   (  )


    2.2 List any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., bottles in storage closet on the premises).

                                    Location and Method
                                    -------------------
          Hazardous Materials            of Storage               Quantity
          -------------------            ----------               --------

          ___________________       ___________________      __________________
          ___________________       ___________________      __________________
          ___________________       ___________________      __________________
          ___________________       ___________________      __________________

     2.3  Is any underground storage of hazardous materials proposed or
          currently conducted on the premises?   Yes   (  )    No     (  )

          If yes, describe the materials to be stored, and the size and construction of the tank. Attach copies of any permits obtained for the underground storage of such substances. _________________________
          _____________________________________________________________________
          _____________________________________________________________________
          _____________________________________________________________________

3.   HAZARDOUS WASTE.  For the purposes of this Survey Form, the term "hazardous
     ---------------
     waste" means any waste (including biological, infectious or radioactive waste) considered hazardous under any state or federal law, and which is intended to be discarded.

     3.1 List any hazardous waste generated or to be generated on the premises, and indicate the quantity generated on a monthly basis.


                                    Location and Method
                                    -------------------
                                    of Storage Prior to
                                    -------------------
          Hazardous Materials             Disposal                Quantity
          -------------------             --------                --------

          ___________________       ___________________      __________________
          ___________________       ___________________      __________________
          ___________________       ___________________      __________________
          ___________________       ___________________      __________________


     3.2 Describe the method(s) of disposal (including recycling) for each waste. Indicate where and how often disposal will take place.

                                    Location of Disposal
                                    --------------------
          Hazardous Materials              Site                Disposal Method
          -------------------              ----                ---------------

          ___________________       ___________________      __________________
          ___________________       ___________________      __________________
          ___________________       ___________________      __________________
          ___________________       ___________________      __________________

     3.3 Is any treatment or processing of hazardous, infections or radioactive wastes currently conducted or proposed to be conducted on the premise?
          Yes   (  )    No     (  )

          If  yes, please describe any existing or proposed treatment methods.
          ______________________________________________________________________
          ______________________________________________________________________

     3.4 Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.



4.   SPILLS
     ------

     4.1 During the past year, have any spills or releases of hazardous materials occurred on the
          premises?   Yes   (  )   No  (  )

          If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills. ____________________
          ______________________________________________________________________
          ______________________________________________________________________

     4.2  Were any agencies notified in connection with such spills?
          Yes   (  )    No   (  )

          If so, attach copies of any spill reports or other correspondence with regulatory agencies.

     4.3  Were any clean-up actions undertaken in connection with the spills?
          Yes   (  )    No   (  )

          If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work. _____________________________________
          ______________________________________________________________________
          ______________________________________________________________________

5.   WASTEWATER TREATMENT/DISCHARGE
     ------------------------------

     5.1  Do you discharge industrial wastewater to:

                __________ storm drain?      __________ sewer?
                __________
                __________ surface water?    __________ no industrial discharge
                __________

     5.2  Is your industrial wastewater treated before discharge?
          Yes   (  )    No   (  )

          If yes, describe the type of treatment conducted. ____________________
          ______________________________________________________________________

     5.3 Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises.


6.   AIR DISCHARGES
     --------------

     6.1 Do you have any air filtration systems or stacks that discharge into the air?
          Yes   (  )    No   (  )

     6.2  Do you operate any equipment that require air emissions permits?
          Yes   (  )     No  (  )

     6.3 Attach copies of any air discharge permits pertaining to these operations.


7.   HAZARDOUS MATERIALS DISCLOSURES
     -------------------------------

     7.1 Does your company handle an aggregate of at least 500 pounds, 55 gallons or 200 cubic feet of hazardous material at any given time?
          Yes   (  )    No   (  )

     7.2 Has your company prepared a Hazardous Materials Disclosure - Chemical Inventory and Business Emergency Plan or similar disclosure document
          pursuant to state or county requirements?   Yes   (  )   No   (  )

          If so, attach a copy.

     7.3 Are any of the chemicals used in your operations regulated under Proposition 65?

          If so, describe the procedures followed to comply with these requirements. _______________________________________________________
          _____________________________________________________________________
          _____________________________________________________________________
     7.4 Is your company subject to OSHA Hazard Communication Standard Requirements?
          Yes   (  )   No   (  )

          If so, describe the procedures followed to comply with these requirements. _______________________________________________________
          _____________________________________________________________________

          _____________________________________________________________________
          _____________________________________________________________________


8.   ANIMAL TESTING
     --------------

     8.1  Does your company bring or intend to bring live animals onto the
          premises for research or development purposes?   Yes   (  )  No  (  )

          If so, describe the activity. _______________________________________
          _____________________________________________________________________
          _____________________________________________________________________

     8.2 Does your company bring or intend to bring animal body parts or bodily fluids onto the premises for research or development purposes?
          Yes   (  )   No   (  )

          If so, describe the activity. _______________________________________
          _____________________________________________________________________
          _____________________________________________________________________

9.   ENFORCEMENT ACTIONS, COMPLAINTS
     -------------------------------

     9.1 Has your company ever been subject to any agency enforcement actions, administrative orders, lawsuits, or consent orders/decrees regarding
          environmental compliance or health and safety?   Yes  (  )   No  (  )

          If so, describe the actions and any continuing obligations imposed as a result of these actions. __________________________________________
          _____________________________________________________________________
          _____________________________________________________________________

     9.2 Has your company ever received any request for information, notice of violation or demand letter, complaint, or inquiry regarding
          environmental compliance or health and safety?  Yes  (  )   No  (  )

     9.3 Has an environmental audit ever been conducted which concerned operations or activities on premises occupied by you? Yes ( )
          No   (  )

     9.4 If you answered "yes" to any questions in this section, describe the environmental action or complaint and any continuing compliance obligation imposed as a result of the same. _________________________
          _____________________________________________________________________
          _____________________________________________________________________

                                                    ___________________________
                                                    ___________________________

                                                    By: _______________________
                                                        Name: _________________
                                                        Title: ________________
                                                        Date: _________________

                                   EXHIBIT C
                                   ---------

                            LANDLORD'S DISCLOSURES

                                   SPECTRUM

    The capitalized terms used and not otherwise defined in this Exhibit shall have the same definitions as set forth in the Lease. The provisions of this Exhibit shall supersede any inconsistent or conflicting provisions of the Lease.

    1.  Landlord has been informed that the El Toro Marine Corps Air Station
(MCAS) has been listed as a Federal Superfund site as a result of chemical releases occurring over many years of occupancy. Various chemicals including jet fuel, motor oil and solvents have been discharged in several areas throughout the MCAS site. A regional study conducted by the Orange County Water District has estimated that groundwaters beneath more than 2,900 acres have been impacted by Trichloroethlene (TCE), an industrial solvent. There is a potential that this substance may have migrated into the ground water underlying the Premises. The U.S. Environmental Protection Agency, the Santa Ana Region Quality Control Board, and the Orange County Health Care Agency are overseeing the investigation/cleanup of this contamination. To the Landlord's current actual knowledge, the ground water in this area is used for irrigation purposes only, and there is no practical impediment to the use or occupancy of the Premises due to the El Toro discharges

                                   EXHIBIT D
                                   ---------

                              TENANT'S INSURANCE


     The following standards for Tenant's insurance shall be in effect at the Building. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to those standards. Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.

     1. Tenant shall, at its sole cost and expense, commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term, procure, pay for and keep in full force and effect: (i) commercial general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in, on or about the Premises, including but not limited to personal injury, owned and nonowned automobile, blanket contractual, independent contractors, broad form property damage (with an exception to any pollution exclusion with respect to damage arising out of heat, smoke or fumes from a hostile fire), fire and water legal liability, products liability (if a product is sold from the Premises), liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises), and severability of interest, which policy(ies) shall be written on an "occurrence" basis and for not less than the amount set forth in Item 13 of the Basic Lease Provisions, with a combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence for bodily injury, death, and property damage liability, and subject to such increases in amounts as Landlord may reasonably determine from time to time; (ii) workers' compensation insurance coverage as required by law, together with employers' liability insurance; (iii) with respect to improvements, alterations, and the like required or permitted to be made by Tenant under this Lease, builder's all-risk insurance, in an amount equal to the replacement cost of the work; (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard "all risk" form in general use in the county in which the Premises are situated, insuring Tenant's leasehold improvements, trade fixtures, furnishings, equipment and items of personal property of Tenant located in the Premises, in an amount equal to not less than ninety percent (90%) of their actual replacement cost (with replacement cost endorsement); and (v) business interruption insurance in amounts satisfactory to cover one (1) year of loss. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

     2. In the event Landlord consents to Tenant's use, generation or storage of Hazardous Materials on, under or about the Premises pursuant to Section 5.3 of this Lease, Landlord shall have the continuing right to require Tenant, at Tenant's sole cost and expense (provided the same is available for purchase upon commercially reasonable terms), to purchase insurance specified and approved by Landlord, with coverage not less than Five Million Dollars ($5,000,000.00), insuring (i) any Hazardous Materials shall be removed from the Premises, (ii) the Premises shall be restored to a clean, healthy, safe and sanitary condition, and (iii) any liability of Tenant, Landlord and Landlord's officers, directors, shareholders, agents, employees and representatives, arising from such Hazardous Materials.

     3. The policies of insurance required to be carried by Tenant pursuant to this Exhibit D may contain a maximum deductible or self-insured retention of up
     ---------
to, but not exceeding, One Million Dollars ($1,000,000.00) per occurrence. Such maximum deductible or self-insured retention may be increased to an amount greater than One Million Dollars ($1,000,000.00) with Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant shall be solely responsible for the payment of all deductibles.

     4. All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by responsible insurance companies authorized to
     ---------
do business in the State of California and with a Best's rating of not less than "A" subject to final acceptance and approval by Landlord. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy, so long as (i) the Premises are specifically covered (by rider, endorsement or otherwise), (ii) the limits of the policy are applicable on a "per location" basis to the Premises and provide for restoration of the aggregate limits, and (iii) the policy otherwise complies with the provisions of this Exhibit D. A true and exact copy of each paid up policy
                   ---------
evidencing the insurance (appropriately authenticated by the insurer) or a certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit D and contains the required provisions,
                              ---------
shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than thirty (30) days prior to the expiration of the coverage. Landlord may at any time, and from time to time, inspect and/or copy any and all insurance policies required by this Lease.

     5. Each policy evidencing insurance required to be carried by Tenant pursuant to this Exhibit D shall contain the following provisions and/or clauses
                 ---------
satisfactory to Landlord: (i) a provision that the policy and the coverage provided shall be primary and that any coverage carried by Landlord shall be noncontributory with respect to any policies carried by Tenant except as to workers' compensation insurance; (ii) a provision including Landlord, the Additional Insureds identified in Item 11 of the Basic Lease Provisions, and any other parties in interest designated by Landlord as an additional insured for the full policy limits then carried by Tenant under the policies described in Paragraph 1 above, except as to workers' compensation insurance; (iii) a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, employees, contractors or representatives; and (iv) a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord thirty (30) days prior written notice.

     6. In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Exhibit D, any insurance
                                                  ---------
required by this Exhibit D, or fails to carry insurance required by any
                 ---------
governmental authority, Landlord may at its election procure that insurance and pay the premiums, in which event Tenant shall repay Landlord all sums paid by Landlord, together with interest at the maximum rate permitted by law and any related costs or expenses incurred by Landlord, within ten (10) days following Landlord's written demand to Tenant.

                                   EXHIBIT E
                                   ---------

                             RULES AND REGULATIONS


          This Exhibit sets forth the rules and regulations governing Tenant's use of the Premises leased to Tenant pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached and therein made part thereof. In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

          1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

          2. The walls, walkways, sidewalks, entrance passages, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose. The walkways, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No tenant or employee or invitee of any tenant shall be permitted upon the roof of the Building.

          3. No awnings or other projection shall be attached to the outside walls of the Building. No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

          4.   Except for the ordinary hanging of pictures, signs, whiteboards
               ---------------------------------------------------------------
or other items of decoration, Tenant shall not mark, nail, paint, drill into, or
----------------------------
in any way deface any part of the Premises or the Building. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

          5. The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, caused it.

          6. No boring or cutting for wires will be allowed without the prior consent of Landlord.

          7. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No exterior storage shall be allowed at any time without the prior written approval of Landlord. The Premises shall not be used for cooking or washing clothes without the prior written consent of Landlord, or for lodging or sleeping or for any immoral or illegal purposes.

          8. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, noise, or otherwise. Tenant shall not use, keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases.

          9.   No animals shall be permitted at any time within the Premises.

          10. Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the written consent of Landlord. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Project or its desirability for its intended uses, and upon written notice from Landlord any Tenant shall refrain from or discontinue such advertising.

          11. Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Project are prohibited and each Tenant shall cooperate to prevent the same.

          12. No equipment of any type shall be placed on the Premises which in Landlord's opinion exceeds the load limits of the floor or otherwise threatens the soundness of the structure or improvements of the Building.

          13. No air conditioning unit or other similar apparatus shall be installed or used by any Tenant without the prior written consent of Landlord.

          14. No aerial antenna shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the prior written consent of Landlord. Any aerial or antenna so installed without such written consent shall be subject to removal by Landlord at any time without prior notice at the expense of the Tenant, and Tenant shall upon Landlord's demand pay a removal fee to Landlord of not less than $200.00.

          15. The entire Premises, including vestibules, entrances, doors, fixtures, windows and plate glass, shall at all times be maintained in a safe, neat and clean condition by Tenant. All trash, refuse and waste materials shall be regularly removed from the Premises by Tenant and placed in the containers at the locations designated by Landlord for refuse collection. All cardboard boxes must be "broken down" prior to being placed in the trash container. All styrofoam chips must be bagged or otherwise contained prior to placement in the trash container, so as not to constitute a nuisance. Pallets may not be disposed of in the trash container or enclosures. The burning of trash, refuse or waste materials is prohibited.

          16. Tenant shall use at Tenant's cost such pest extermination contractor at such intervals as may reasonably be required to maintain the
                                ------------------------------------------
Premises in first-class condition.
---------------------------------

          17. All keys for the Premises shall be provided to Tenant by Landlord and Tenant shall return to Landlord any of such keys so provided upon the termination of the Lease. Tenant shall not change locks or install other locks on doors of the Premises, without the prior written consent of Landlord. In the event of loss of any keys furnished by Landlord for Tenant, Tenant shall pay to Landlord the costs thereof.

          18. No person shall enter or remain within the Project while intoxicated or under the influence of liquor or drugs. Landlord shall have the right to exclude or expel from the Project any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs.

          Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

                                   EXHIBIT X

                                  WORK LETTER

                               DOLLAR ALLOWANCE
                           [SECOND GENERATION SPACE]


The Tenant Improvement work (herein "Tenant Improvements") shall consist of any work required to complete the Premises pursuant to approved plans and specifications. All of the Tenant Improvement work shall be performed by the TI Contractor selected by Landlord as provided below, and in accordance with the procedures and requirements set forth below.

I.   ARCHITECTURAL AND CONSTRUCTION PROCEDURES
     -----------------------------------------

     A. Prior to the execution of this Lease, Tenant and Landlord have approved both (i) a detailed space plan for the Premises prepared by LPA, Inc., dated October 15, 1999 ("Preliminary Plan"), and (ii) an estimate prepared by Landlord's construction manager, Insignia/Esg., dated October 19, 1999, of the cost for which Landlord estimates that the Tenant Improvements will be completed (the "Preliminary Cost Estimate").

     B. Tenant acknowledges and agrees that the Preliminary Plan and Preliminary Cost Estimate are predicated upon certain specifications and information previously supplied by Tenant to Landlord or Landlord's architect, including without limitation Tenant's final selection of wall and floor finishes, complete specifications and locations (including load and HVAC requirements) of Tenant's equipment and details of all "Non-Standard Improvements" (as defined below) to be installed in the Premises (collectively, "Programming Information"). Tenant understands that final construction documents for the Tenant Improvements shall be predicated on the Programming Information, and accordingly that such information must be accurate and complete.

     C. The Tenant Improvements shall incorporate Landlord's building standard materials and specifications ("Standards"). Except as specifically approved in the Preliminary Plan and/or in the Preliminary Cost Estimate, no deviations from the Standards ("Non-Standard Improvements") shall be permitted except as requested by Tenant and approved by Landlord (which approval shall not be unreasonably withheld), provided that Landlord shall in no event be required to approve any Non-Standard Improvement, not approved in the Preliminary Plan and/or Preliminary Cost Estimate, if Landlord determines that such improvement (1) is of a lesser quality than the corresponding Standard, (2) fails to conform to applicable governmental requirements, (3) requires Building services beyond the level normally provided to other tenants, (4) would delay construction of the Tenant Improvements beyond the Estimated Commencement Date and Tenant declines to accept such delay in writing as a Tenant Delay, or (5) would have an adverse aesthetic impact from the exterior of the Premises. The Tenant Improvements approved in the Preliminary Plan and/or in the Preliminary Cost Estimate, whether "Standard" or "Non-Standard" Improvements, shall be surrendered with the Premises and shall become the property of the Landlord at the Expiration Date or earlier date of termination of this Lease. As of the Expiration Date or earlier termination of this Lease, Landlord shall have the right to require Tenant to remove any "Non-Standard Improvements" approved by Landlord subsequent to the Preliminary Plan and/or Preliminary Cost Estimate. Notwithstanding the foregoing provisions of the preceding sentence, if at the time of requesting Landlord's consent for any such subsequently-approved Non-Standard Improvements, Tenant shall request in writing whether or not Landlord shall require such Non-Standard Improvements to be removed as of the Expiration Date or earlier termination of this Lease, then Landlord's right to require Tenant to remove such Non-Standard Improvements shall be exercised, if at all, at the time of Landlord's approval thereof.

     D. Landlord's architect and engineers shall prepare and deliver to Tenant working drawings and specifications ("Working Drawings and Specifications") promptly following the execution of this Lease, and Landlord shall deliver the "Final Cost Estimate" to Tenant promptly following the completion of the competitive bid process described below. Tenant shall have five (5) working days from the receipt thereof to approve or disapprove the Working Drawings and Specifications and the Final Cost Estimate. Tenant shall not unreasonably withhold or delay its approval, and any disapproval or requested modification shall be limited to items not contained in the approved Preliminary Plan or Preliminary Cost Estimate. In no event shall Tenant disapprove the Final Cost Estimate if it does not exceed the approved Preliminary Cost Estimate. Should Tenant disapprove the Working Drawings and Specifications and the Final Cost Estimate, such disapproval shall be accompanied by a detailed list of revisions. Any revision requested by Tenant and accepted by Landlord shall be incorporated into a revised set of Working Drawings and Specifications and Final Cost Estimate, and Tenant shall, to the extent the revision was accurately made, approve same in writing within five (5) business days of receipt without further revision. Tenant's failure to comply in a timely manner with any of the requirements of this paragraph shall constitute a Tenant Delay. Without limiting the rights of Landlord for Tenant Delays as set forth herein, in the event Tenant has not approved both the Working Drawings and Specifications and the Final Cost Estimate within sixty (60) days following the date of this Lease, then Landlord may, at its option, elect to terminate this Lease by written notice to Tenant. In the event Landlord elects to effect such a termination, Tenant shall, within ten (10) days following demand by Landlord, pay to Landlord any costs incurred by Landlord in connection with the preparation or review of plans, construction estimates, price quotations, drawings or specifications under this Work Letter and for all costs incurred in the preparation and execution of this Lease.

     E. In the event that Tenant requests in writing a revision in the approved Working Drawings and Specifications ("Change"), Landlord shall advise Tenant by written change order as soon as is practical of any increase in the Completion Cost and/or any Tenant Delay such Change would cause. Tenant shall approve or disapprove such change order in writing within two (2) working days following its receipt from Landlord. Tenant's approval of a Change shall be accompanied by Tenant's payment of any resulting increase in the Completion Cost. Landlord shall have the right to decline Tenant's request for a Change for any of the reasons set forth in Article I.C above for Landlord's disapproval of a Non-Standard Improvement. It is understood that Landlord shall have no obligation to interrupt or modify the Tenant Improvement work pending Tenant's approval of a change order.

     F. Notwithstanding any provision in the Lease to the contrary, if Tenant fails to comply with any of the time periods specified in this Work Letter, fails otherwise to approve or reasonably disapprove any submittal within five (5) working days, fails to approve or reasonably disapprove in writing the Working Drawings and Specifications and the Final Cost Estimate within the time provided herein, requests any Changes, furnishes inaccurate or erroneous specifications or other information, or otherwise delays in any manner the completion of the Tenant Improvements (including without limitation by specifying materials that are not readily available) or the issuance of an occupancy certificate (any of the foregoing being referred to in this Lease as a "Tenant Delay"), then Tenant shall bear any resulting additional construction cost or other expenses, and the Commencement Date shall be deemed to have occurred for all purposes, including Tenant's obligation to pay rent, as of the date Landlord reasonably determines that it would have been able to deliver the Premises to Tenant but for the collective Tenant Delays. In no event, however, shall such date be earlier than the Estimated Commencement Date set forth in the Basic Lease Provisions. Should Landlord determine that the Commencement Date should be advanced in accordance with the foregoing, it shall so notify Tenant in writing. Landlord's determination shall be conclusive unless Tenant notifies Landlord in writing, within five (5) working days thereafter, of Tenant's election to contest same by arbitration with JAMS in accordance with the provisions of Section 22.7 of the Lease. Pending the outcome of such arbitration proceedings, Tenant shall make timely payment of all rent due under this Lease based upon the Commencement Date set forth in the aforesaid notice from Landlord.

     G. Landlord shall submit the Working Drawings and Specifications to a competitive bidding process involving at least three (3) licensed general contractors. Each of said three general contractors shall solicit bids from at least three (3) subcontractors for each major subtrade, including each of the major "finish" subtrades (e.g., millwork, painting, carpeting, etc.). Such solicitation of bids for the subtrades shall include bids from those preferred "finish" subcontractors of Tenant approved by Landlord and listed on EXHIBIT X-
                                                                      ---------
          1 attached hereto (the "Tenant's Finish Subcontractors"), and from
          -
          those preferred subcontractors of Tenant for certain of the "systems" work, approved by Landlord for bid purposes only and listed on EXHIBIT
                                                                         -------
          X-2 attached hereto ("Tenant's Systems Subcontractors").  Landlord
          ---
          shall provide copies of the bid responses to Tenant. After adjustments for any inconsistent assumptions to reflect an "apples to apples" comparison, Landlord shall select the lowest qualified bidder and that bid so selected shall be referred to as the "Final Cost Estimate". In the event Landlord selects other than the lowest bidder, it shall do so based on commercially reasonable factors reasonably acceptable to Tenant, provided that Landlord shall have the right to reject any of Tenant's Systems Subcontractors from selection, even if said Subcontractor(s) are the lowest bidder, in Landlord's sole and absolute discretion. Upon selection of the bidder, Landlord shall enter into a construction contract with the chosen contractor (the "TI Contractor") for construction of the Tenant Improvements in accordance with the approved and final Working Drawings and Specifications (the "TI Contract"). Notwithstanding the foregoing, Tenant shall have the right to cause Landlord to require the TI Contractor to use a Tenant's Finish Subcontractor for a particular finish subtrade, on the following terms and conditions: (i) Tenant shall notify Landlord of its election to so cause a particular Tenant's Finish Subcontractor to be so used, if at all, within three
          (3) business days following notice from Landlord of the selection of the TI Contractor and submission of the bid responses to Tenant, and
          (ii) Tenant shall pay to Landlord, concurrently with the exercise of said election, the amount (if any) by which the bid of the Tenant's Finish

          Subcontractor exceeds the Final Cost Estimate bid of the Subcontractor for the applicable "finish" subtrade. Tenant further agrees that any delay caused by such Tenant's Finish Subcontractor (and/or caused by a Tenant's Systems Subcontractor accepted by Landlord for the Tenant Improvement work) in the timely completion of the Tenant Improvement work shall be deemed to constitute a "Tenant Delay" for purposes of this Work Letter.

     H. Landlord shall permit Tenant and its agents to enter the Premises prior to the Commencement Date of the Lease in order that Tenant may perform the construction or installation of equipment, furniture, fixtures or network and telecommunication cabling through its own contractors, and within fourteen (14) days prior to the Commencement Date for move-in, in a manner and upon terms and conditions and at times satisfactory to Landlord's representative. The foregoing license to enter the Premises prior to the Commencement Date is, however, conditioned upon Tenant's contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Landlord. If at any time that entry shall cause disharmony or interfere with the work being performed by Landlord, this license may be withdrawn by Landlord upon twenty-four
          (24) hours written notice to Tenant. That license is further conditioned upon the compliance by Tenant's contractors with all requirements imposed by Landlord on third party contractors and subcontractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers' compensation and public liability and property damage insurance in amounts and with companies and on forms satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant's risk. In no event shall the failure of Tenant's contractors to complete any work in the Premises extend the Commencement Date of this Lease beyond the date that Landlord has completed its Tenant Improvement work and tendered the Premises to Tenant.

     I. Tenant hereby designates Scott Stowell, Telephone No. (714) 668-4377, as its representative, agent and attorney-in-fact for the purpose of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant. Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord.


II.  COST OF TENANT IMPROVEMENTS
     ---------------------------

     A. Landlord shall complete, or cause to be completed, the Tenant Improvements, at the construction cost shown in the approved Final Cost Estimate (subject to the provisions of this Work Letter), in accordance with final Working Drawings and Specifications approved by both Landlord and Tenant. Landlord shall pay towards the final construction costs ("Completion Cost") as incurred a maximum of Four Hundred Fifty Six Thousand Six Hundred Ninety-Four Dollars ($456,694.00) ("Landlord's Contribution"), and Tenant shall be fully responsible for the remainder ("Tenant's Contribution"). If the actual cost of completion of the Tenant Improvements is less than the maximum amount provided for the Landlord's Contribution, such savings shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment; provided, however, that any such underage may be applied toward the costs of the improvements to the patio area of the Common Area, if such patio area improvements are approved as part of the approved Preliminary Plan.

     B. The Completion Cost shall include all direct costs of Landlord in completing the Tenant Improvements, including but not limited to the following: (i) payments made to architects, engineers, contractors, subcontractors and other third party consultants in the performance of the work, (ii) permit fees and other sums paid to governmental agencies, (iii) costs of all materials incorporated into the work or used in connection with the work, and (iv) keying and signage costs. Tenant shall also be responsible for a construction management fee to be paid to Landlord in the amount of three percent (3%) of that portion of the Completion Cost that exceeds the Landlord's Contribution, if any.

     C. Prior to start of construction of the Tenant Improvements, Tenant shall pay to Landlord in full the amount of the Tenant's Contribution set forth in the Final Cost Estimate. If the actual Completion Cost of the Tenant Improvements is less than the Final Cost Estimate, any portion of the Tenant's Contribution paid by Tenant but not expended towards the Completion Cost shall be credited to rent next due under this Lease. If the actual Completion Cost is greater than the Final Cost Estimate because of modifications or extras not reflected on the approved working drawings, or because of Tenant Delays, then Tenant shall pay to Landlord, within ten (10) days following submission of an invoice therefor, all such additional costs, including any additional architectural fee. If Tenant defaults in the payment of any sums due under this Work Letter, Landlord shall (in addition to all other remedies) have the same rights as in the case of Tenant's failure to pay rent under the Lease.

                                  EXHIBIT X-1
                                  -----------
                        (TENANT'S FINISH SUBCONTRACTORS)


Subtrade                Subcontractor                 Contact
--------                -------------                 -------

1.  Appliances          General Electric              Scott Curtis
                                                      (714) 397-2589

2.  Cabinets            Royal Cabinets                Al Krueger
                                                      (909) 629-8565

3.  Finish Carpentry    Residential Design Services   Rick Scholton
                                                      (714) 996-9800

4.  Ceramic Tile        Sunbelt Tile, Inc.            Craig Hoskins
                                                      (714) 692-0884

5.  Corian Countertops  GW Surfaces                   Bill Gooch
                                                      (949) 707-4618

                        Jayar Manufacturing           Jack Kotinek
                                                      (714) 521-1372

6.  Flooring            Residential Designs Services  Rick Scholton
                                                      (714) 996-9800

7.  Glass Replacement   Canyon Glass                  Greg Kuezynski
                                                      (949) 581-7360

                        Eckman Glass                  Joe Eckman
                                                      (714) 639-4458

8.  Painting            R.C. Wendt Painting           Janelle Wilson
                                                      (714) 960-2700

9.  Railings:           Orange Pacific Construction   Richard Perez
     Wrought Iron                                     (714) 288-0489

                                  EXHIBIT X-2
                                  -----------
                       (TENANT'S SYSTEMS SUBCONTRACTORS)

Subtrade                   Subcontractor        Contact
--------                   -------------        -------

1.  Electrical Wiring      Angeloni Electric    Dave Angeloni
                                                (909) 354-9544

2.  Heat/Air Conditioning  Aliso Air            Jeff Loftus
                                                (949) 589-2021

3.  Plumbing               Plumbing Concepts    Ken Meadows
                                                (714) 666-1886